Product prospectus supplement no. UBS STEP-1 To prospectus dated January 11, 2010 and prospectus supplement dated January 11, 2010

Royal Bank of Canada

 Step Performance Securities Linked to an Index Fund

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Royal Bank of Canada may offer and sell step performance securities linked to an Index Fund from time to time.  We refer to these securities as the “securities”.  This product prospectus supplement no.  UBS STEP-1 describes terms that will apply generally to the securities, and supplements the terms described in the accompanying prospectus supplement and prospectus.  A separate term sheet, free writing prospectus or pricing supplement, as the case may be, will describe terms that apply specifically to the securities, including any changes to the terms specified below.  We refer to such term sheets, free writing prospectuses and pricing supplements generally as terms supplements.  A separate fund supplement or terms supplement will describe any index fund not described in this product prospectus supplement and to which the securities are linked.  If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related fund supplement, the accompanying prospectus supplement or prospectus, the terms described in the relevant terms supplement will control.

•	The securities are senior unsecured obligations of Royal Bank of Canada.

•	Payment on the securities will be linked to the performance of an Index Fund, as described below.

•	All payments on the securities will be made solely on the maturity date. No interest payments will be made on the securities.

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The securities offer investors the opportunity to participate in the greater of (a) a specified “Step Return” (as defined below) or (b) the percentage increase in the value of the Index Fund from the pricing date (or from a specified strike level).  Your securities may also be subject to an upside leverage factor or a Maximum Gain (each as described below).

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Depending upon the terms of your securities, investors will participate in any decrease in value of the Index Fund to the extent described in the applicable terms supplement.  That participation may be either on a one-for-one basis for any decrease in the value of the shares of the Index Fund from their value on the pricing date (or from a specified strike level), or any decrease beyond a specified buffer.  The downside participation may also be subject to a downside leverage factor.  As a result, you may lose all or a portion of the amount that you invest in the securities.

•	For important information about U.S. federal tax consequences, see “Supplemental Discussion of U.S. Federal Income Tax Consequences” beginning on page PS-45.

•	The securities will be offered in minimum denominations of $10 and integral multiples of $10, unless otherwise specified in the relevant terms supplement.

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Investing in the securities is not equivalent to investing in the Index Fund or the index the performance of which the Index Fund seeks to track, which we refer to as the Underlying Index, or any of the equity securities held by the Index Fund or included in the Underlying Index.

•	The securities will not be listed on any securities exchange unless otherwise specified in the relevant terms supplement.

Investing in the securities involves a number of risks.  See “Risk Factors” beginning on page PS-5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities or passed upon the accuracy or the adequacy of this product prospectus supplement no. UBS STEP-1 the accompanying prospectus supplement and prospectus, any related fund supplement, or any related terms supplement.  Any representation to the contrary is a criminal offense.

The securities are unsecured and are not savings accounts or deposits of a bank.  The securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation, or any other governmental agency of Canada or the United States.

UBS Financial Services, Inc.	RBC Capital Markets Corporation

January 11, 2010

In making your investment decision, you should rely only on the information contained or incorporated by reference in the terms supplement relevant to your investment, any related fund supplement, this product prospectus supplement no. UBS STEP-1 and the accompanying prospectus supplement and prospectus with respect to the securities offered by the relevant terms supplement, any related fund supplement and this product prospectus supplement no. UBS STEP-1, and with respect to Royal Bank of Canada.  This product prospectus supplement no. UBS STEP-1, together with the relevant terms supplement, any related fund supplement and the accompanying prospectus and prospectus supplement, contain the terms of the securities and supersede all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours, or any written materials prepared by any Agent (as defined in “Underwriting”), including UBS Financial Services Inc. and RBC Capital Markets Corporation.  The information in the relevant terms supplement, any related fund supplement, this product prospectus supplement no. UBS STEP-1 and the accompanying prospectus supplement and prospectus may only be accurate as of the dates of each of these documents, respectively.

The securities described in the relevant terms supplement and this product prospectus supplement no. UBS STEP-1 are not appropriate for all investors, and involve important legal and tax consequences and investment risks, which should be discussed with your professional advisers.  You should be aware that the regulations of the Financial Industry Regulatory Authority, or FINRA, and the laws of certain jurisdictions (including regulations and laws that require brokers to ensure that investments are suitable for their customers) may limit the availability of the securities.  The relevant terms supplement, any related fund supplement, this product prospectus supplement no. UBS STEP-1 and the accompanying prospectus supplement and prospectus do not constitute an offer to sell or a solicitation of an offer to buy the securities in any circumstances in which such offer or solicitation is unlawful.

In this product prospectus supplement no. UBS STEP-1, any related fund supplement, the relevant terms supplement and the accompanying prospectus supplement and prospectus, “we,” “us” and “our” refer to Royal Bank of Canada, unless the context requires otherwise.

SUMMARY

The information in this “Summary” section is qualified by the more detailed information set forth in this product prospectus supplement, the prospectus supplement and the prospectus, as well as the relevant terms supplement.

Key Terms

Index Fund:	The index fund specified in the relevant terms supplement (the “Index Fund”).

Underlying Index:	An index, the performance of which the Index Fund seeks to track, as specified in the relevant terms supplement (the “Underlying Index”).

Payment at Maturity (Securities without a Buffer):
Unless otherwise specified in the relevant terms supplement, for securities without a Buffer (as defined below), the amount you will receive at maturity is based on the Index Fund Return (as described below), whether the Index Fund Return is positive, zero or negative, and whether it is greater or less than the Threshold Return (if applicable).

If the Index Fund Return is equal to or greater than zero or the Threshold Return, if applicable, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

$10 + the greater of (a) $10 multiplied by the Step Return and (b) $10 multiplied by the lesser of (i) the Index Fund Return multiplied by the upside leverage factor, if applicable, and (ii) the Maximum Gain on the securities, if applicable. If applicable, the “Maximum Gain” on the securities is a percentage that we will determine on the trade date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Gain for the securities, the appreciation potential of the securities will be limited to the Maximum Gain, even if the Index Fund Return multiplied by the upside leverage factor, if applicable, is greater than the Maximum Gain.

If applicable, the “upside leverage factor” will be a number set forth in the relevant terms supplement.  If no upside leverage factor is specified in the relevant terms supplement, and the Index Fund Return is equal to or greater than zero or the Threshold Return, if applicable, your payment per $10 in principal amount of the securities will be $10 + [the greater of (a) ($10 × Step Return) and (b) ($10 × Index Fund Return)], subject to the Maximum Gain, if applicable.

If a Threshold Return is applicable, if the Index Fund Return is less than the Threshold Return, but is greater than zero, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

$10 + [$10 × (Index Fund Return × participation rate)]

If applicable, the “participation rate” will be a number set forth in the relevant terms supplement.  If no participation rate is specified in the relevant terms supplement, and the Index Fund Return is less than the Threshold Return, but is greater than zero, your final payment per $10 in principal amount of the securities will be $10 + ($10 × Index Fund Return).

If the Index Fund Return is negative, for every 1% that the Index Fund Return is less than zero, you will lose an amount equal to 1% of the principal amount of your securities multiplied by, if applicable, the downside leverage factor, unless otherwise specified in the relevant terms supplement.  Under these circumstances, your payment at maturity per $10 in principal amount of the securities will be calculated as follows:

$10 + [$10 × Index Fund Return × downside leverage factor]

However, in no event will your payment at maturity be less than $0. If applicable, the “downside leverage factor” will be a number set forth in the relevant terms supplement. If no downside leverage factor is specified in the relevant terms supplement and the Basket Ending Level is negative, your final payment per $10 in principal amount of the securities will be $10 + [$10 × Index Fund Return]
For securities without a buffer, you will lose some or all of your investment at maturity if the Index Fund Return is negative.

Payment at Maturity (for Securities with a Buffer):	If the Index Fund Return is equal to or greater than zero or the Threshold Return, if applicable, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

$10 + the greater of (a) $10 multiplied by the Step Return and (b) $10 multiplied by the lesser of (i) the Index Fund Return multiplied by the upside leverage factor, if applicable, and (ii) the Maximum Gain on the securities, if applicable. If applicable, the “Maximum Gain” on the securities is a percentage that we will determine on the trade date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Gain for the securities, the appreciation potential of the securities will be limited to the Maximum Gain, even if the Index Fund Return multiplied by the upside leverage factor, if applicable, is greater than the Maximum Gain.

If applicable, the “upside leverage factor” will be a number set forth in the relevant terms supplement. If no upside leverage factor is specified in the relevant terms supplement, and the Index Fund Return is equal to or greater than zero or the Threshold Return, if applicable, your payment per $10 in principal amount of the securities will be $10 + [the greater of (a) ($10 × Step Return) and (b) ($10 × Index Fund Return)], subject to the Maximum Gain, if applicable.

If a Threshold Return is applicable, if the Index Fund Return is less than the Threshold Return, but greater than zero, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

$10 + [$10 × (Index Fund Return × participation rate)]

If applicable, the “participation rate” will be a number set forth in the relevant terms supplement. If no participation rate is specified in the relevant terms supplement, and the Index Fund Return is less than the Threshold Return, but greater than zero, your final payment per $10 in principal amount of the securities will be $10 + ($10 × Index Fund Return).

If the Index Fund Return is negative and the absolute value of the Index Fund Return is greater than the buffer amount, for every 1% that the absolute value of the Index Fund Return is greater than the buffer amount, you will lose an amount equal to 1% of the principal amount of your securities multiplied by, if applicable, the downside leverage factor, and your payment at maturity per $10 in principal amount of the securities will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$10 + [$10 × (Index Fund Return + buffer amount %) × downside leverage factor]

However, in no event will your payment at maturity be less than $0. If applicable, the “downside leverage factor” will be a number set forth in the relevant terms supplement. If no downside leverage factor is specified in the relevant terms supplement and the Index Fund Return is negative and the absolute value of the Index Fund Return is greater than the buffer amount, your final payment per $10 in principal amount of the securities will be $10 + [$10 × (Index Fund Return + buffer amount %)].

Your principal is protected against a negative Index Fund Return up to the buffer amount.  If the Index Fund Ending Level is less than the Index Fund Starting Level (or Strike Level, if applicable) by a percentage that is equal to or less than the buffer amount, you will receive the principal amount of your securities at maturity.

For securities with a buffer, you will lose some or all of your investment at maturity if the Index Fund Return is negative and the absolute value of the Index Fund Return is greater than the buffer amount.

Step Return:	A percentage as specified in the relevant term supplement.

Threshold Return:	A percentage as specified in the relevant terms supplement (if applicable).

Index Fund Return:	Unless otherwise specified in the relevant terms supplement:

Index Fund Ending Level – Index Fund Starting Level (or Strike Level, if applicable) Index Fund Starting Level (or Strike Level, if applicable)

Maximum Gain:	If applicable, a fixed percentage as specified in the relevant terms supplement.

Upside Leverage Factor:	If applicable, a fixed number as specified in the relevant terms supplement.

Participation Rate:	If applicable, a fixed number as specified in the relevant terms supplement.

Buffer Amount:	If applicable, a fixed percentage as specified in the relevant terms supplement.

Downside Leverage Factor:	If applicable, a fixed number as specified in the relevant terms supplement.

Index Fund Starting Level:
Unless otherwise specified in the relevant terms supplement, the closing price of one share of the Index Fund on the Trade Date or such other date as specified in the relevant terms supplement, divided by the Share Adjustment Factor, or the arithmetic average of the closing prices of one share of the Index Fund on each of the Initial Averaging Dates, each divided by the Share Adjustment Factor, if so specified in the relevant terms supplement.  The closing price of one share of the Index Fund on an Initial Averaging Date, if applicable, used to determine the Index Fund Starting Level may be subject to adjustment.  See “General Terms of the Securities—Payment at Maturity; Anti-Dilution Adjustments.”

Index Fund Ending Level:
Unless otherwise specified in the relevant terms supplement, the closing price of one share of the Index Fund on the Valuation Date(s) or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the Index Fund on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.  The closing price of one share of the Index Fund on an Ending Averaging Date, if applicable, used to determine the Index Fund Ending Level may be subject to adjustment.  See “General Term of the Securities—Payment at Maturity; Anti-Dilution Adjustments.”

Strike Level:
The relevant terms supplement may specify a price other than the Index Fund Starting Level, which we refer to as the “Strike Level,” to be used to make all calculations or determinations that would otherwise be made using the Index Fund Starting Level including, but not limited to, calculating the Index Fund Return.  The Strike Level, if applicable, will be specified in the relevant terms supplement and will be equal to either (a) a percentage of the closing price of the Index Fund as of a specified date, or (b) a fixed amount determined without regard to the closing price of one share of the Index Fund as of a particular date, in each case divided by the Share Adjustment Factor. For example, the relevant terms supplement may specify that the Strike Level will be 95% of the closing price of one share of the Index Fund on the Trade Date, divided by the Share Adjustment Factor.  The Strike Level is subject to adjustment upon the occurrence of certain events affecting the Index Fund.  See “General Terms of the Securities—Anti-Dilution Adjustments.”

Share Adjustment Factor:
Unless otherwise specified in the relevant terms supplement, set initially to equal 1.0, subject to adjustment upon the occurrence of certain events affecting the Index Fund.  See “General Terms of the Securities—Anti-Dilution Adjustments.”

Valuation Date(s):
The Index Fund Ending Level will be calculated on a single date, which we refer to as the Final Valuation Date, or on several dates, each of which we refer to as an Ending Averaging Date, as specified in the relevant terms supplement.  We refer to such dates generally as Valuation Dates in this product prospectus supplement.  Any Valuation Date is subject to postponement in the event of certain market disruption events and as described under “General Terms of the Securities — Payment at Maturity.”

Initial Averaging Dates
As specified, if applicable, in the relevant terms supplement.  Any Initial Averaging Date is subject to postponement in the event of certain market disruption events and as described under “General Terms of the Securities — Payment at Maturity.”

Issue Price:	Unless otherwise specified in the relevant terms supplement, $10 per $10 in principal amount of the securities.

Trade Date:	As specified in the relevant terms supplement.

Settlement Date:	As specified in the relevant terms supplement.

Maturity Date:
As specified in the relevant terms supplement.  The Maturity Date is subject to postponement in the event of certain market disruption events and as described under “General Terms of the Securities — Payment at Maturity.”

RISK FACTORS

An investment in the securities is subject to the risks described below, as well as the risks described under “Risk Factors” in the prospectus and the prospectus supplement.  The securities do not pay interest or guarantee any return of principal at, or prior to, maturity. Investing in the securities is not equivalent to investing directly in the Index Fund, the Underlying Index, or any of the equity securities held by the Index Fund or included in the Underlying Index. In addition, your investment in the securities entails other risks not associated with an investment in conventional debt securities.  You should consider carefully the following discussion of risks before you decide that an investment in the securities is suitable for you.

Risks Relating to the Securities Generally

The securities do not pay interest or guarantee the return of your investment.  A decrease in the value of the Index Fund may lead to a loss of some or all of your investment at maturity.

The securities do not pay interest and may not return any of your investment.  The amount payable to you at maturity, if any, will be determined as described in this product prospectus supplement no. UBS STEP-1, any related fund supplement and the relevant terms supplement.

For securities without a buffer, you will lose some or all of your investment at maturity if the Index Fund Ending Level is less than the Index Fund Starting Level (or the Strike Level, if applicable).

For securities with a buffer, your principal is protected against a decline in the Index Fund Ending Level up to the percentage specified in the applicable terms supplement; however, you will lose some or all of your investment at maturity if the Index Fund Ending Level is less than the Index Fund Starting Level (or the Strike Level, if applicable) by more than that percentage.  The extent of your loss will be greater if a downside leverage factor applies to your securities.

The securities are subject to the credit risk of Royal Bank of Canada.

The securities are subject to the credit risk of Royal Bank of Canada and our credit ratings and credit spreads may adversely affect the market value of the securities.  Investors are dependent on Royal Bank of Canada’s ability to pay all amounts due on the securities at maturity, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness.  Any decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the value of the securities.  Payment on the securities, including any principal protection feature, is subject to the creditworthiness of Royal Bank of Canada.

The appreciation potential of the securities is limited to the Maximum Gain, if applicable.

If the securities are subject to a Maximum Gain, the appreciation potential of the securities will be limited to the Maximum Gain.  Any applicable Maximum Gain will be a percentage that we will determine on the Trade Date and that will be set forth in the relevant terms supplement.  Accordingly, if the relevant terms supplement specifies a Maximum Gain for the securities, the appreciation potential of the securities will be limited to that Maximum Gain, even if the Index Fund Return multiplied by the upside leverage factor, if applicable, is greater than that Maximum Gain.

Your return on the securities may be lower than the return on a conventional debt security of comparable maturity.

The return that you will receive on your securities, which could be negative, may be less than the return you could earn on other investments.  Even if your return is positive, your return may be less than the return you would earn if you bought a conventional senior interest bearing debt security of Royal Bank of Canada with the same maturity date or if you invested directly in the Index Fund or the securities included in the Underlying Index.  Your investment may not reflect the full opportunity cost to you when you take into account factors that affect the time value of money.

Your return on the securities will not reflect dividends on the equity securities held by the Index Fund or included in the Underlying Index.

The return on the securities will not reflect the return you would realize if you actually owned the equity securities held by the Index Fund or included in the Underlying Index and received the dividends paid on those equity securities.  This is because the calculation agent will calculate the amount payable to you at maturity of the securities by reference to the Index Fund Ending Level.  The Index Fund Ending Level reflects the prices of the equity securities held by the Index Fund on the Valuation Date(s) without taking into consideration the value of the dividends paid on those equity securities.

Secondary trading may be limited.

Unless otherwise specified in the relevant terms supplement, the securities will not be listed on a securities exchange.  There may be little or no secondary market for the securities.  Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily.

RBC Capital Markets Corporation, or RBCCM, may act as a market maker for the securities, but is not required to do so.  Because we do not expect that other market makers will participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which RBCCM is willing to buy the securities.  If at any time RBCCM or another Agent does not act as a market maker, it is likely that there would be little or no secondary market for the securities.  We expect that transaction costs in any secondary market would be high.  As a result, the difference between the bid and asked prices for your securities in any secondary market could be substantial.  If you sell your securities before maturity, you may have to do so at a substantial discount from the issue price, and as a result, you may suffer substantial losses.

The Index Fund Starting Level may be determined after the Settlement Date of the securities.

If so specified in the relevant terms supplement, the Index Fund Starting Level will be determined based on the arithmetic average of the closing prices of the Index Fund on the Initial Averaging Dates specified in the relevant terms supplement.  One or more of the Initial Averaging Dates so specified may occur on or following the Settlement Date of the securities; as a result, the Index Fund Starting Level may not be determined, and you may therefore not know the value of such Index Fund Starting Level, until after the Settlement Date.  If there are any increases in the closing prices of the Index Fund on the Initial Averaging Dates that occur after the Settlement Date and such increases result in the Index Fund Starting Level being greater than the closing prices of the Index Fund on the Settlement Date, this may establish higher prices that the Index Fund must achieve for you to obtain a positive return on your investment or avoid a loss of principal at maturity.

The Index Fund Ending Level may be less than the closing price of one share of the Index Fund at the maturity date of the securities or at other times during the term of the securities.

Because the Index Fund Ending Level is calculated based on the closing price on one or more Valuation Dates during the term of the securities, the closing price of one share of the Index Fund at the maturity date or at other times during the term of the securities, including dates near the Valuation Date(s), could be higher than the Index Fund Ending Level.  This difference could be particularly large if there is a significant increase in the closing price of one share of the Index Fund after the final Valuation Date, if there is a significant decrease in the closing price of one share of the Index Fund around the time of the Valuation Date(s) or if there is significant volatility in the closing price of one share of the Index Fund during the term of the securities (especially on dates near the Valuation Date(s)).  For example, when the Valuation Date(s) are near the end of the term of the securities, if the closing prices increase or remain relatively constant during the initial term of the securities and then decrease below the Index Fund Starting Level (or the Strike Level, if applicable), the Index Fund Ending Level may be significantly less than if it were calculated on a date earlier than the Valuation Date(s).  Under these circumstances, you may receive a lower payment at maturity than you would have received if you had invested in the Index Fund, or the equity securities held by the Index Fund or included in the Underlying Index.

The securities are not designed to be short-term trading instruments.

The price at which you will be able to sell your securities to us or our affiliates prior to maturity, if at all, may be at a substantial discount from the principal amount of the securities, even in cases where the closing price of one share of the Index Fund has appreciated since the Trade Date.  The potential returns described in the relevant terms supplement assume that your securities, which are not designed to be short-term trading instruments, are held to maturity.

Prior to maturity, the value of the securities will be influenced by many unpredictable factors.

Many economic and market factors will influence the value of the securities.  We expect that, generally, the closing price of one share of the Index Fund on any day will affect the value of the securities more than any other single factor.  However, you should not expect the value of the securities in the secondary market to vary in proportion to changes in the closing price of one share of the Index Fund.  The value of the securities will be affected by a number of other factors that may either offset or magnify each other, including:

•	the market price of the shares of the Index Fund;

•	the expected volatility of the Index Fund;

•	the time to maturity of the securities;

•	the dividend rate on the equity securities held by the Index Fund;

•	the occurrence of certain events relating to the Index Fund that may or may not require an adjustment to the applicable Share Adjustment Factor;

•	interest and yield rates in the market generally, as well as in the markets of the equity securities held by the Index Fund;

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economic, financial, political, regulatory or judicial events that affect the equity securities held by the Index Fund or stock markets generally, and which may affect the closing price of shares of the Index Fund on any Initial Averaging Date, if applicable, or on any Valuation Date;

•
for securities linked to an Index Fund holding primarily foreign equity securities (a “foreign Index Fund”), the exchange rate and the volatility of the exchange rate between the U.S. dollar and the currencies in which the equity securities held by the foreign Index Fund are traded, and, if the net asset value of the foreign Index Fund is calculated in one currency and the equity securities held by the foreign Index Fund are traded in another currency or currencies, the correlation between those rates and the price of shares of the foreign Index Fund; and

•	our creditworthiness, including actual or anticipated downgrades in our credit ratings.

Some or all of these factors will influence the price you will receive if you choose to sell your securities prior to maturity.  The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.  You may have to sell your securities at a substantial discount from the principal amount if the value of the Index Fund is at, below or not sufficiently above the Index Fund Starting Level (or the Strike Level, if applicable).

You cannot predict the future performance of the Index Fund based on its historical performance.  The value of one share of the Index Fund may decrease such that you may not receive any return of your investment.  For securities without a buffer, if the Index Fund Return is negative, you will lose some or all of your investment at maturity.  For securities with a buffer, if the Index Fund Ending Level decreases compared to the Index Fund Starting Level (or the Strike Level, if applicable) by more than the percentage specified in the applicable terms supplement, you will lose some or all of your investment at maturity.  There can be no assurance that the price of one share of the Index Fund will not decrease so that at maturity you will not lose some or all of your investment.

If the price of the shares of the Index Fund changes, the market value of your securities may not change in the same manner.

Owning the securities is not the same as owning shares of the Index Fund.  Accordingly, changes in the price of one share of the Index Fund may not result in a comparable change of the market value of the securities.  If the closing price of one share of the Index Fund on any trading day increases above the Index Fund Starting Level (or Strike Level, if applicable), the value of the securities may not increase in a comparable manner, if at all.  It is possible for the price of the shares of the Index Fund to increase while the value of the securities declines.

The inclusion in the original issue price of each agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates is likely to adversely affect the value of the securities prior to maturity.

While the payment at maturity, if any, will be based on the full principal amount of your securities as described in the relevant terms supplement, the original issue price of the securities includes each agent’s commission and the estimated cost of hedging our obligations under the securities through one or more of our affiliates.  Such estimated cost includes our affiliates’ expected cost of providing such hedge, as well as the profit our affiliates expect to realize in consideration for assuming the risks inherent in providing such hedge.  As a result, assuming no change in market conditions or any other relevant factors, the price, if any, at which RBCCM may be willing to purchase securities from you in secondary market transactions, if at all, will likely be lower than the original issue price.  In addition, any such prices may differ from values determined by pricing models used by RBCCM, as a result of such compensation or other transaction costs.

You will have no shareholder rights with respect to the Index Fund or the equity securities of which are held by the Index Fund or included in the Underlying Index.

As a holder of the securities, you will not have voting rights or rights to receive dividends or other distributions or other rights with respect to the Index Fund or the equity securities held by the Index Fund or included in the Underlying Index.

You must rely on your own evaluation of the merits of an investment linked to the Index Fund.

In the ordinary course of their business, our affiliates may have expressed views on expected movements in any Index Fund, the applicable Underlying Index or the component stocks of the Underlying Index, and may do so in the future.  These views or reports may be communicated to our clients and clients of our affiliates. However, these views are subject to change from time to time.  Moreover, other professionals who transact business in markets relating to any Index Fund, or any Underlying Index, or its components, may at any time have significantly different views from those of our affiliates.  For these reasons, you are encouraged to derive information concerning the applicable Index Fund from multiple sources, and you should not rely solely on views expressed by our affiliates.

The anti-dilution protection is limited.

The calculation agent will make adjustments to the Share Adjustment Factor, which will initially be set at 1.0, for certain events affecting the shares of the Index Fund.  See “General Terms of the Securities – Anti-Dilution Adjustments.”  The calculation agent is not required, however, to make such adjustments in response to all events that could affect the shares of the Index Fund.  If an event occurs that does not require the calculation agent to make an adjustment, the value of the securities may be materially and adversely affected.

We or our affiliates may have adverse economic interests to the holders of the securities.

RBCCM and other affiliates of ours trade the equity securities held by the Index Fund or included in the Underlying Index and other financial instruments related to the Index Fund, the Underlying Index and the equity securities held by the Index Fund or included in the Underlying Index on a regular basis, for their accounts and for other accounts under their management.  RBCCM and these affiliates may also issue or underwrite or assist unaffiliated entities in the issuance or underwriting of other securities or financial instruments linked to the Index Fund or the Underlying Index.  To the extent that we or one of our affiliates serves as issuer, agent or underwriter for such securities or financial instruments, our or their interests with respect to such products may be adverse to those of the holders of the securities.  Any of these trading activities could potentially affect the performance of the Index Fund or level of the Underlying Index and, accordingly, could affect the value of the securities and the amount, if any, payable to you at maturity.

We or our affiliates may currently or from time to time engage in business with companies the equity securities of which are held by the Index Fund or included in the Underlying Index, including extending loans to, or making equity investments in, or providing advisory services to them, including merger and acquisition advisory services.  In the course of this business, we or our affiliates may acquire non-public information about the companies, and we will not disclose any such information to you.  We do not make any representation or warranty to any purchaser of a security with respect to any matters whatsoever relating to our business with companies the equity securities of which are held by the Index Fund or included in the Underlying Index or future price movements of the equity securities held by the Index Fund or included in the Underlying Index.

Additionally, we or one of our affiliates may serve as issuer, agent or underwriter for additional issuances of securities with returns linked or related to changes in the price of the shares of the Index Fund or the level of the Underlying Index or the price of the equity securities held by the Index Fund or included in the Underlying Index.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the securities.

We may hedge our obligations under the securities through certain affiliates, who would expect to make a profit on such hedge.  We or our affiliates may adjust these hedges by, among other things, purchasing or selling those assets at any time, which could have an impact on the return of your securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than expected, or it may result in a loss.

We or one of our affiliates may currently or from time to time engage in trading activities related to the currencies in which the equity securities held by a foreign Index Fund are denominated.  These trading activities could potentially affect the exchange rates with respect to such currencies and, if currency exchange rate calculations are involved in the calculation of the net asset value of that foreign Index Fund, could affect the closing prices of one share of that foreign Index Fund and, accordingly, if the securities are linked to that foreign Index Fund, the value of the securities.

In the course of our or our affiliates’ currency trading activities, we or our affiliates may acquire material nonpublic information with respect to currency exchange rates, and we will not disclose any such information to you.  In addition, one or more of our affiliates may produce and/or publish research reports, or otherwise express views, with respect to expected movements in currency exchange rates.  We do not make any representation or warranty to any purchaser of securities with respect to any matters whatsoever relating to future currency exchange rate movements and, if the securities are linked to a foreign Index Fund, any prospective purchaser of the securities should undertake an independent investigation of the currencies in which equity securities held by that foreign Index Fund are denominated and their related exchange rates as, in its judgment, is appropriate to make an informed decision with respect to an investment in the securities.

The calculation agent will have a significant discretion with respect to the securities, which may be exercised in a manner that is adverse to your interest.

The Bank of New York Mellon will act as the calculation agent.  The calculation agent will determine, among other things, the closing price of one share of the Index Fund on each Initial Averaging Date, if applicable, and each Valuation Date; the Share Adjustment Factor and anti-dilution adjustments, if any, the Index Fund Ending Level; the Index Fund Return; and the amount, if any, that we will pay you at maturity.  The calculation agent will also be responsible for determining whether a market disruption event has occurred, which exchange-traded fund will be substituted for the Index Fund (or successor index fund, if applicable) if the Index Fund (or successor index fund, if applicable) is delisted, liquidated or otherwise terminated; whether the Underlying Index (or the underlying index related to a successor index fund, if applicable) has been changed in a material respect, and whether the Index Fund (or successor index fund, if applicable) has been modified so that the Index Fund (or successor index fund, if applicable), does not, in the opinion of the calculation agent, fairly represent the closing price of one share of the Index Fund (or successor index fund, if applicable) had those modifications not been made.  The calculation agent may exercise its discretion in a manner which reduces your return on the securities.

Market disruptions may adversely affect your return.

The calculation agent may, in its sole discretion, determine that the markets have been affected in a manner that prevents it from properly determining the closing price of one share of the Index Fund on any Valuation Date or any Initial Averaging Date, if applicable, and calculating the Index Fund Return and the amount, if any, that we are required to pay you at maturity.  These events may include disruptions or suspensions of trading in the markets as a whole.  If the calculation agent, in its sole discretion, determines that any of these events prevents us or any of our affiliates from properly hedging our obligations under the securities, it is possible that one or more of the Initial Averaging Dates, if applicable, or the Valuation Dates and the maturity date will be postponed and your return will be adversely affected.  See “General Terms of the Securities — Market Disruption Events.”

 Significant aspects of the U.S. federal income tax treatment of the securities may be uncertain.

The tax treatment of the securities is uncertain.  We do not plan to request a ruling from the Internal Revenue Service regarding the tax treatment of the securities, and the Internal Revenue Service or a court may not agree with the tax treatment described in this product prospectus supplement.  Even if the tax treatment of the securities is respected, there is a substantial risk that an investment in the securities is, in whole or in part, a “constructive ownership transaction” to which Section 1260 of the Internal Revenue Code applies, in which case the tax consequences upon sale or maturity of the securities would be significantly and adversely affected.  If Section 1260 of the Internal Revenue Code were to apply, any long-term capital gain recognized in respect of the securities in excess of the “net underlying long-term capital gain” (as defined in Section 1260 of the Internal Revenue Code) would be recharacterized as ordinary income and an interest charge would also apply to any deemed underpayment of tax assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale or maturity of the securities.  See the section entitled “Supplemental Discussion of U. S. Federal Income Tax Consequences—Supplemental U.S. Tax Considerations—Possible Application of Section 1260 of the Internal Revenue Code.”

The Internal Revenue Service has issued a notice indicating that it and the Treasury Department are actively considering whether, among other issues, a holder should be required to accrue interest over the term of an instrument such as the securities even though that holder will not receive any payments with respect to the securities until maturity and whether all or part of the gain a holder may recognize upon sale or maturity of an instrument such as the securities could be treated as ordinary income.  The outcome of this process is uncertain and could apply on a retroactive basis.

Please read carefully the sections entitled “Supplemental Discussion of U.S. Federal Income Tax Consequences” in this product prospectus supplement, the section “Tax Consequences” in the accompanying prospectus and the section entitled “Certain Income Tax Consequences” in the accompanying prospectus supplement.  You should consult your tax advisor about your own tax situation.

Risks Relating to the Index Fund

The policies of the investment advisor for the Index Fund, and the sponsor of the Underlying Index, could affect the value of and the amount payable on the securities.

The policies of the investment advisor concerning the calculation of the Index Fund’s net asset value, the investment strategy or guidelines of the Index Funds, additions, deletions or substitutions of equity securities held by the Index Fund and manner in which changes affecting the Underlying Index are reflected in the Index Fund could affect the market price of the shares of the Index Fund and, therefore, affect the amount payable on the securities at maturity, if any, and their value before maturity.  The amount payable on the securities and their value could also be affected if the investment advisor changes these policies, for example, by changing the manner in which it calculates the Index Fund’s net asset value, or if the investment advisor discontinues or suspends calculation or publication of the Index Fund’s net asset value, in which case it may become difficult to determine the value of the securities.

In addition, the sponsor of the Underlying Index is responsible for the design and maintenance of the Underlying Index.  The policies of the sponsor concerning the calculation of the Underlying Index, including decisions regarding the addition, deletion or substitution of the equity securities included in the Underlying Index, could affect the level of the Underlying Index and, consequently, could affect the market prices of the shares of the Index Fund and, therefore, the amount payable on the securities at maturity, and their value before maturity.

The performance of the Index Fund and the performance of the Underlying Index may vary.

The performance of the Index Fund and that of its Underlying Index generally will vary due to transaction costs, certain corporate actions, and timing variances. If the Index Fund maintains a “representative sampling” strategy as to the Underlying Index, the performance of the Index Fund will differ to some degree from that of the Underlying Index; this is because the holdings of the Index Fund will differ from the composition of the Underlying Index.

In addition, because the shares of the Index Fund are expected to be traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the Index Fund may differ from its net asset value per share; shares of the Index Fund may trade at, above, or below their net asset value per share.

For the foregoing reasons, the performance of the Index Fund may not match the performance of its Underlying Index over the same period.  Because of this variance, the return on the securities may not be the same as an investment directly in the securities or other investments included in the Underlying Index or the same as a debt security with a payment at maturity linked to the performance of the Underlying Index.

Unless otherwise specified in any related fund supplement or relevant terms supplement, to our knowledge, we are not currently affiliated with any company the equity securities of which are held by the Index Fund or included in the Underlying Index.

To our knowledge, we are not currently affiliated with any issuers the equity securities of which are held by the Index Fund or included in the Underlying Index.  As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities held by the Index Fund or included in the Underlying Index or your securities.  None of the money you pay us will be paid to the Index Fund, any investment adviser for the Index Fund, the sponsor for the Underlying Index or any of the issuers of the equity securities held by the Index Fund or included in the Underlying Index and none of those issuers will be involved in the offering of the securities in any way.  Neither those issuers will have any obligation to consider your interests as a holder of the securities in taking any actions that might affect their value.

For securities linked to a foreign Index Fund, if the prices of the equity securities held by the Index Fund are not converted into U.S. dollars for purposes of calculating the net asset value of the Index Fund, the Index Fund Return for the securities will not be adjusted for changes in exchange rates that might affect the Index Fund.

Because the prices of the equity securities held by the Index Fund are not converted into U.S. dollars for purposes of calculating the net asset value of the Index Fund and although the equity securities held by the Index Fund are traded in currencies other than U.S. dollars, and the securities, which are linked to the Index Fund, are denominated in U.S. dollars, the amount payable on the securities at maturity will not be adjusted for changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities held by the Index Fund are denominated. Changes in exchange rates, however, may reflect changes in various non-U.S. economies that in turn may affect the Index Fund Return for the securities.  The amount we pay in respect of the securities on the maturity date, if any, will be determined solely in accordance with the procedures described in “General Terms of the Securities — Payment at Maturity.”

For securities linked to a foreign Index Fund, if the prices of the component securities held by the Index Fund are converted into U.S. dollars for purposes of calculating the net asset value of the Index Fund, the securities will be subject to currency exchange risk.

Because the prices of the equity securities held by the Index Fund are converted into U.S. dollars for the purposes of calculating the net asset value of the Index Fund, the holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which the equity securities held by the Index Fund trade.  An investor’s net exposure will depend on the extent to which such currencies strengthen or weaken against the U.S. dollar and the relative weight of the equity securities held by the Index Fund denominated in each such currency.  If, taking into account such weighting, the U.S. dollar strengthens against such currencies, the net asset value of the Index Fund will be adversely affected and the payment at maturity on the securities may be reduced.

Of particular importance to potential currency exchange risk are:

•     existing and expected rates of inflation;

•     existing and expected interest rate levels;

•     the balance of payments; and

•     the extent of governmental surpluses or deficits in the component countries and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various component countries and the United States and other countries important to international trade and finance.

For securities linked to a foreign Index Fund, if the prices of the equity securities held by the Index Fund are converted into U.S. dollars for purposes of calculating the net asset value of the Index Fund, changes in the volatility of exchange rates, and the correlation between those rates and the net asset value of the Index Fund are likely to affect the market value of those securities.

The exchange rate between the U.S. dollar and each of the currencies in which the equity securities held by the Index Fund are denominated refers to a foreign exchange spot rate that measures the relative values of two currencies — the particular currency in which an equity security held by the Index Fund and the U.S. dollar.  This exchange rate reflects the amount of the particular currency in which an equity security held by the Index Fund is denominated that can be purchased for one U.S. dollar and thus increases when the U.S. dollar appreciates relative to the particular currency upon which that equity security is denominated.  The volatility of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities held by the Index Fund refers to the size and frequency of changes in that exchange rate.

Because the net asset value of the Index Fund may be calculated, in part, by converting the closing prices of the equity securities held by the Index Fund into U.S. dollars, the volatility of the exchange rate between the U.S. dollar and each of the currencies in which those equity securities are denominated could affect the market value of the securities.

The correlation of the exchange rate between the U.S. dollar and each of the currencies in which the equity securities held by the Index Fund are denominated and the net asset value of the Index Fund refers to the relationship between the percentage changes in that exchange rate and the percentage changes in the net asset value of the Index Fund.  The direction of the correlation (whether positive or negative) and the extent of the correlation between the percentage changes in the exchange rate between the U.S. dollar and each of the currencies in which the equity securities held by the Index Fund are denominated and the percentage changes in the net asset value of the Index Fund could affect the value of the securities.

For securities linked to a foreign Index Fund, an investment in the securities is subject to risks associated with non-U.S. securities markets.

All or a substantial portion of the equity securities held by a foreign Index Fund have been issued by non-U.S. companies.  Investments in securities linked to the value of such non-U.S. equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross shareholdings in companies in certain countries.  Also, there is generally less publicly available information about companies in some of these jurisdictions than about U.S. companies that are subject to the reporting requirements of the Securities and Exchange Commission (the “SEC”), and generally, non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements and securities trading rules different from those applicable to U.S. reporting companies.

The prices of securities in non-U.S. jurisdictions may be affected by political, economic, financial and social factors in such markets, including changes in a country’s government, economic and fiscal policies, currency exchange laws and other foreign laws or restrictions.  Moreover, the economies in such countries may differ favorably or unfavorably from the economy of the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self sufficiency.  Such countries may be subjected to different and, in some cases, more adverse economic environments.

The economies of emerging market countries in particular face several concerns, including the relatively unstable governments which may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and which may have less protection of property rights than more developed countries.  These economies may also be based on only a few industries, be highly vulnerable to changes in local and global trade conditions and may suffer from extreme and volatile debt burdens or inflation rates. In addition, local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times.  The risks of the economies of emerging market countries are relevant for securities linked to a foreign Index Fund that holds securities traded in one or more emerging market countries.

Some or all of these factors may influence the closing price per share of the Index Fund.  The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.  You cannot predict the future performance of the shares of the Index Fund based on their historical performance.  The closing price per share of the Index Fund may decrease such that you may not receive any return of your investment.

Time zone differences between cities where the Underlying Index and the Index Fund trade may create discrepancies in trading levels.

As a result of the time zone difference, if applicable, between the cities where the securities in the Underlying Index trade and where the shares of the Index Fund trade, there may be discrepancies between the values of the Underlying Index and the trading prices of the Index Fund and the securities.  In addition, there may be period when the foreign securities markets are closed for trading (for example,  during holidays in a country outside of the U.S.) that may result in the levels of the Underlying Index remaining unchanged for multiple trading days in the city where the shares of the Index Fund trade. Conversely, there may be periods in which the foreign securities markets are open, but the securities market on which the Index Fund trades is closed.

Risks Relating to the iShares® MSCI EAFE Index Fund

There are risks associated with the iShares® MSCI EAFE Index Fund.

The iShares® MCSI EAFE Index Fund’s shares are listed for trading on NYSE Arca, Inc. (“NYSE Arca”).  However, there is no assurance that an active trading market will continue for the shares of the iShares® MSCI EAFE Index Fund or that there will be liquidity in the trading market.

In addition, BlackRock Fund Advisors (“BFA”), formerly known as Barclays Global Fund Advisors, is the iShares® MSCI EAFE Index Fund’s investment advisor.  The iShares® MSCI EAFE Index Fund is subject to management risk, which is the risk that the BFA’s investment strategy, the implementation of which is subject to a number of constraints (as outlined under “The iShares® MSCI EAFE Index Fund-Investment Objective and Strategy”), may not produce the intended results.  For example, BFA may invest up to 10% of the iShares® MSCI EAFE Index Fund’s assets in securities not included in the MSCI EAFE® Index but which BFA believes will help the iShares® MSCI EAFE Index Fund track the MSCI EAFE® Index, as well as in certain futures, options, swap contracts and other derivatives, cash and cash equivalents or money market instruments, such as repurchase agreements and money market funds (including affiliated money market funds).

The performance of the iShares® MSCI EAFE Index Fund may not correlate with the performance of the MSCI EAFE® Index.

The iShares® MSCI EAFE Index Fund uses a representative sampling strategy (as described under “The iShares® MSCI EAFE Index Fund — Representative Sampling”) to attempt to track the performance of the MSCI EAFE® Index.  The iShares® MSCI EAFE Index Fund invests in a representative sample of equity securities included in the MSCI EAFE® Index; however, the iShares® MSCI EAFE Index Fund may not hold all or substantially all of the equity securities included in the MSCI EAFE® Index.  Therefore, while the performance of the iShares® MSCI EAFE Index Fund is linked principally to the performance of the MSCI EAFE® Index, the performance of the iShares® MSCI EAFE Index Fund is also generally linked in part to shares of other exchange traded funds because BFA may invest up to 10% of the iShares® MSCI EAFE Index Fund’s assets in other iShares® funds that seek to track the performance of equity securities of constituent countries of the MSCI EAFE® Index.  In addition, the performance of the iShares® MSCI EAFE Index Fund will reflect additional transaction costs and fees that are not included in the calculation of the MSCI EAFE® Index.  Also, corporate actions with respect to the sample of equity securities (such as mergers and spin-offs) may impact the variance between the iShares® MSCI EAFE Index Fund and the MSCI EAFE® Index.  Finally, because the shares of the iShares® MSCI EAFE Index Fund are traded on the NYSE Arca and are subject to market supply and investor demand, the market value of one share of the iShares® MSCI EAFE Index Fund may differ from the net asset value per share of the iShares® MSCI EAFE Index Fund.

For all of the foregoing reasons, the performance of the iShares® MSCI EAFE Index Fund may not correlate with the performance of the MSCI EAFE® Index.  Consequently, the return on the securities will not be the same as investing directly in the iShares® MSCI EAFE Index Fund or in the MSCI EAFE® Index or in the equity securities held by the iShares® MSCI EAFE Index Fund or included in the MSCI EAFE® Index, and will not be the same as investing in a debt security with a payment at maturity linked to the performance of the MSCI EAFE® Index.

The MSCI EAFE® Index is subject to Currency Exchange Risk.

The net asset value of the iShares® MSCI EAFE Fund is calculated by converting the closing price of the equity securities that it holds into U.S. dollars.  As a result, if the currency of the non-U.S. market in which a relevant security depreciates against the U.S. dollar, the net asset value, and the value of the shares in the Index Fund, will decrease.

The policies of MSCI and of BFA could affect the value and the amount payable on the securities.

The policies of BFA concerning the calculation of the iShares® MSCI EAFE Index Fund’s net asset value, additions, deletions or substitutions of equity securities held by the iShares® MSCI EAFE Index Fund and manner in which changes affecting the MSCI EAFE® Index are reflected in the iShares® MSCI EAFE Index Fund could affect the market price of the shares of the iShares® MSCI EAFE Index Fund and, therefore, affect the amount payable on the securities at maturity, and their value before maturity.  The amount payable on the securities and its value could also be affected if BFA changes these policies, for example, by changing the manner in which it calculates the iShares® MSCI EAFE Index Fund’s net asset value, or if BFA discontinues or suspends calculation or publication of the iShares® MSCI EAFE Index Fund’s net asset value, in which case it may become difficult to determine the value of the securities.

In addition, MSCI Inc. (“MSCI”) owns the MSCI EAFE® Index and is responsible for the design and maintenance of the MSCI EAFE® Index.  The policies of MSCI concerning the calculation of the MSCI EAFE® Index, including decisions regarding the addition, deletion or substitution of the equity securities included in the MSCI EAFE® Index, could affect the level of the MSCI EAFE® Index and consequently could affect the market price of the shares of the iShares® MSCI EAFE Index Fund.

To our knowledge, we are not currently affiliated with any of the issuers of the equity securities held by the iShares® MSCI EAFE Index Fund or included in the MSCI EAFE® Index.

To our knowledge, we are not currently affiliated with any of the equity securities held by the iShares® MSCI EAFE Index Fund or included in the MSCI EAFE® Index. As a result, we will have no ability to control the actions of the issuers of such equity securities, including actions that could affect the value of the equity securities held by the iShares® MSCI EAFE Index Fund or included in the MSCI EAFE® Index or your securities.  None of the money you pay us will be paid to BFA, MSCI or any of the issuers of the equity securities held by the iShares® MSCI EAFE Index Fund or included in the MSCI EAFE® Index and none of those issuers will be involved in the offering of the securities in any way.  Neither those issuers will have any obligation to consider your interests as a holder of the securities in taking any actions that might affect the value of your securities.

*     *     *

If the securities are linked to an Index Fund not described in the product supplement, the terms supplement or a separate fund supplement may provide additional risk factors relating to such Index Fund.

USE OF PROCEEDS AND HEDGING

Unless otherwise specified in the relevant terms supplement, the net proceeds we receive from the sale of the securities will be used for general corporate purposes and, in part, by us or by one or more of our affiliates in connection with hedging our obligations under the securities.  The original issue price of the securities includes each agent’s commissions (as shown on the cover page of the relevant terms supplement) paid with respect to the securities and the estimated cost of hedging our obligations under the securities.

Unless otherwise specified in the relevant terms supplement, the original issue price of the securities will include the reimbursement of certain issuance costs and the estimated cost of hedging our obligations under the securities.  The estimated cost of hedging includes the projected profit, which in no event will exceed $0.35 per $10 in principal amount of the securities, that our affiliates expect to realize in consideration for assuming the risks inherent in hedging our obligations under the securities.  Because hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, the actual cost of such hedging may result in a profit that is more or less than expected, or could result in a loss.  See also “Use of Proceeds” in the accompanying prospectus.

In anticipation of the sale of the securities, we expect to enter into hedging transactions with one or more of our affiliates, or with one or more of the Agents or their affiliates, involving purchases of shares of the Index Fund, the equity securities held by the Index Fund or included in the Underlying Index and/or listed and/or over the counter derivative instruments linked to any of those securities prior to or on the pricing date.  From time to time, we, the Agents, and our respective affiliates may enter into additional hedging transactions or unwind those that we or they have entered into.  In this regard, we, the Agents, and our respective affiliates may:

•	acquire or dispose of investments relating to any of the above securities;

•	acquire or dispose of long or short positions in listed or over-the-counter derivative instruments based on any of the above securities; or

•	any combination of the above two.

We, the Agents, and our respective affiliates may acquire a long or short position in securities similar to the step performance securities from time to time and may, in our or their sole discretion, hold or resell those similar securities.

We, the Agents, and our respective affiliates may close out our or their hedges on or before the Valuation Dates.  That step may involve sales or purchases of the components of the Index or over-the-counter derivative instruments linked to the Index Fund.

GENERAL TERMS OF THE SECURITIES

The following description of the terms of the securities supplements the description of the general terms of the debt securities set forth under the headings “Description of the Notes We May Offer” in the accompanying prospectus supplement and “Description of Debt Securities” in the accompanying prospectus.  A separate terms supplement will describe the terms that apply specifically to the securities, including any changes to the terms specified below.  Capitalized terms used but not defined in this product prospectus supplement no. UBS STEP-1 have the meanings assigned in the accompanying prospectus supplement, prospectus, the relevant terms supplement and any related fund supplement.  The term “security” refers to each $10 in principal amount of the securities.

General

The securities are senior unsecured obligations of Royal Bank of Canada that are linked to an index fund (the “Index Fund”) specified in the relevant terms supplement.  We refer to the index, the performance of which the Index Fund seeks to track, as the “Underlying Index.”  The securities will be issued by Royal Bank of Canada under an indenture dated October 23, 2003, as it may be amended or supplemented from time to time, between us and The Bank of New York Mellon (as successor to JPMorgan Chase Bank, N.A.), as trustee.

The securities do not pay interest and do not guarantee any return of principal at, or prior to, maturity.  At maturity, the securities will return a payment in cash, the amount of which will vary depending on the change in the price of one share of the Index Fund, calculated in accordance with the applicable formula set forth below, and whether the securities have certain of the terms and provisions that are described in more detail below.  The securities do not guarantee any return of your investment at maturity.  A payment on the securities, including any principal protection feature, is subject to the creditworthiness of Royal Bank of Canada.

The securities are unsecured and are not savings accounts or deposits of a bank.  The securities are not insured or guaranteed by the Canada Deposit Insurance Corporation, the U.S. Federal Deposit Insurance Corporation, or any other governmental agency of Canada or the United States.

The securities are our unsecured and unsubordinated obligations and will rank pari passu with all of our other unsecured and unsubordinated obligations.

The securities will be issued in denominations of $10 and integral multiples thereof, unless otherwise specified in the relevant terms supplement.  The principal amount and issue price of each security is $10, unless otherwise specified in the relevant terms supplement.  The securities will be represented by one or more permanent global notes registered in the name of The Depository Trust Company, or DTC, or its nominee, as described under “Description of Debt Securities — Ownership and Book-Entry Issuance” and “—Considerations Relating to DTC” in the prospectus.

The specific terms of the securities will be described in the relevant terms supplement accompanying this product prospectus supplement no. UBS STEP-1 and any related fund supplement.  The terms described in that document supplement those described herein and in any related fund supplement, the accompanying prospectus and prospectus supplement.  If the terms described in the relevant terms supplement are inconsistent with those described herein or in any related fund supplement, the accompanying prospectus or prospectus supplement, the terms described in the relevant terms supplement will control.

Payment at Maturity

The maturity date for the securities will be set forth in the relevant terms supplement and is subject to adjustment if such day is not a business day or if the final Valuation Date is postponed as described below.  We will also specify whether or not the securities have certain of the terms and provisions that are described in more detail below in the relevant terms supplement.

Securities without a Buffer

Unless otherwise specified in the relevant terms supplement, for securities without a buffer, the amount you will receive at maturity is based on the Index Fund Return, as described below.

•	If the Index Fund Return is equal to or greater than zero or the Threshold Return, if applicable, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

o
$10 + the greater of (a) $10 multiplied by the Step Return and (b) $10 multiplied by the lesser of (i) the Index Fund Return multiplied by the upside leverage factor, if applicable, and (ii) the Maximum Gain on the securities, if applicable.

o
If applicable, the “Maximum Gain” on the securities is a percentage that we will determine on the trade date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Gain for the securities, the appreciation potential of the securities will be limited to the Maximum Gain, even if the Index Fund Return multiplied by the upside leverage factor, if applicable, is greater than the Maximum Gain.

o
If no upside leverage factor is specified in the relevant terms supplement, and the Index Fund Return is equal to or greater than zero or the Threshold Return, if applicable, your payment per $10 in principal amount of the securities will be $10 + [the greater of (a) ($10 × Step Return) and (b) ($10 × Index Fund Return)], subject to the Maximum Gain, if applicable.

•
If a Threshold Return is applicable, if the Index Fund Return is less than the Threshold Return, but is greater than zero, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

$10 + [$10 × (Index Fund Return × participation rate)]

o	If applicable, the “participation rate” will be a number set forth in the relevant terms supplement.

o
If no participation rate is specified in the relevant terms supplement, and the Index Fund Return is less than the Threshold Return, but is greater than zero, your payment per $10 in principal amount of the securities will be $10 + ($10 × Index Fund Return).

•
If the Index Fund Return is negative, for every 1% that the Index Fund Return is less than zero, you will lose an amount equal to 1% of the principal amount of your securities multiplied by, if applicable, the downside leverage factor, unless otherwise specified in the relevant terms supplement.  Under these circumstances, your payment at maturity per $10 in principal amount of the securities will be calculated as follows:

$10 + [$10 × Index Fund Return × downside leverage factor]

o	However, in no event will your payment at maturity be less than $0.

o	If applicable, the “downside leverage factor” will be a number set forth in the relevant terms supplement.

o
If no downside leverage factor is specified in the relevant terms supplement and the Basket Ending Level is negative, your payment per $10 in principal amount of the securities will be $10 + [$10 × Index Fund Return]

For securities without a buffer, you will lose some or all of your investment at maturity if the Index Fund Return is negative.

Securities with a Buffer

Unless otherwise specified in the relevant terms supplement, for the securities with a buffer, the amount you will receive at maturity is based on the Index Fund Return and the buffer amount, as described below:

•	If the Index Fund Return is equal to or greater than zero or the Threshold Return, if applicable, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

o
$10 + the greater of (a) $10 multiplied by the Step Return and (b) $10 multiplied by the lesser of (i) the Index Fund Return multiplied by the upside leverage factor, if applicable, and (ii) the Maximum Gain on the securities, if applicable.

o
If applicable, the “Maximum Gain” on the securities is a percentage that we will determine on the trade date and that will be set forth in the relevant terms supplement. Accordingly, if the relevant terms supplement specifies a Maximum Gain for the securities, the appreciation potential of the securities will be limited to the Maximum Gain, even if the Index Fund Return multiplied by the upside leverage factor, if applicable, is greater than the Maximum Gain.

o
If applicable, the “upside leverage factor” will be a number set forth in the relevant terms supplement.  If no upside leverage factor is specified in the relevant terms supplement, and the Index Fund Return is equal to or greater than zero or the Threshold Return, if applicable, your payment per $10 in principal amount of the securities will be $10 + [the greater of (a) ($10 × Step Return) and (b) ($10 × Index Fund Return)], subject to the Maximum Gain, if applicable.

•
If a Threshold Return is applicable, if the Index Fund Return is less than the Threshold Return, but greater than zero, you will receive a cash payment per $10 in principal amount of the securities, calculated as follows:

$10 + [$10 × (Index Fund Return × participation rate)]

o	If applicable, the “participation rate” will be a number set forth in the relevant terms supplement.

o
If no participation rate is specified in the relevant terms supplement, and the Index Fund Return is less than the Threshold Return, but greater than zero, your payment per $10 in principal amount of the securities will be $10 + ($10 × Index Fund Return).

•
If the Index Fund Return is negative and the absolute value of the Index Fund Return is greater than the buffer amount, for every 1% that the absolute value of the Index Fund Return is greater than the buffer amount, you will lose an amount equal to 1% of the principal amount of your securities multiplied by, if applicable, the downside leverage factor, and your payment at maturity per $10 in principal amount of the securities will be calculated, unless otherwise specified in the relevant terms supplement, as follows:

$10 + [$10 × (Index Fund Return + buffer amount %) × downside leverage factor]

o	However, in no event will your payment at maturity be less than $0.

o	If applicable, the “downside leverage factor” will be a number set forth in the relevant terms supplement.

o
If no downside leverage factor is specified in the relevant terms supplement and the Index Fund Return is negative and the absolute value of the Index Fund Return is greater than the buffer amount, your payment per $10 in principal amount of the securities will be $10 + [$10 × (Index Fund Return + buffer amount %)].

o
Your principal is protected against a negative Index Fund Return up to the buffer amount. If the Index Fund Ending Level is less than the Index Fund Starting Level (or Strike Level, if applicable) by a percentage that is equal to or less than the buffer amount, you will receive the principal amount of your securities at maturity.

o
For securities with a buffer, you will lose some or all of your investment at maturity if the Index Fund Return is negative and the absolute value of the Index Fund Return is greater than the buffer amount.

Additional Terms Applicable to the Securities

The “Step Return” is a fixed percentage as specified in the relevant terms supplement.

The “Threshold Return,” if applicable, is a fixed percentage as specified in the relevant terms supplement.

The “Maximum Gain,” if applicable, is a fixed percentage as specified in the relevant terms supplement.

The “upside leverage factor,” if applicable, is a fixed number as specified in the relevant terms supplement.

The “participation rate,” if applicable, is a fixed number as specified in the relevant terms supplement.

The “buffer amount,” if applicable, is a fixed percentage as specified in the relevant terms supplement.

The “downside leverage factor,” if applicable, is a fixed number as specified in the relevant terms supplement.

The “Trade Date” is the day on which we price the securities for initial sale to the public and will be specified in the relevant terms supplement.

The “Settlement Date” is the day on which we issue the securities for initial delivery to investors and will be specified in the relevant terms supplement.

Unless otherwise specified in the relevant terms supplement, the “closing price” of one share of the Index Fund (or any relevant successor index fund (as defined under “— Discontinuation of the Index Fund; Alteration of Method of Calculation”) or one unit of any other security for which a closing price must be determined) on any trading day (as defined below) means:

•
if the Index Fund (or any such successor index fund or such other security) is listed or admitted to trading on a national securities exchange, the last reported sale price, regular way (or, in the case of The NASDAQ Stock Market, the official closing price) of the principal trading session on such day on the principal U.S. securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Index Fund (or any such successor index fund or such other security) is listed or admitted to trading;

•
if the Index Fund (or any such successor index fund or such other security) is not listed or admitted to trading on any national securities exchange, but is included in the OTC Bulletin Board Service (the “OTC Bulletin Board”) operated by the Financial Industry Regulatory Authority (“FINRA”), the last reported sale price of the principal trading session on the OTC Bulletin Board Service on that day;

•
if the Index Fund (or any such successor index fund) is delisted, liquidated or otherwise terminated, the closing price calculated using the alternative methods of calculating the closing price described under “— Discontinuation of the Index Fund; Alteration of Method of Calculation”; or

•
if, because of a market disruption event (as defined under “— Market Disruption Events”) or otherwise, the last reported official closing price for the Index Fund (or any such successor index fund or such other security) is not available under the preceding bullet points, the mean, as determined by the calculation agent, of the bid prices for the shares of the Index Fund (or the successor index fund or other security) obtained from as many recognized dealers in such security, but not exceeding three, as will make such bid prices available to the calculation agent. Bids of any of our affiliates may be included in the calculation of such mean, but only to the extent that any such bid is not the highest or the lowest of the bids obtained, in each case subject to the provisions of “— Discontinuation of the Index Fund; Alteration of Method of Calculation.”  The term OTC Bulletin Board Service will include any successor service.

A “trading day” is, unless otherwise specified in the relevant terms supplement, a day, as determined by the calculation agent, on which trading is generally conducted on the New York Stock Exchange (the “NYSE”), the NYSE Alternext US LLC (the “Alternext”), The NASDAQ Stock Market, the Chicago Mercantile Exchange Inc., the Chicago Board Options Exchange, Incorporated and in the over-the-counter market for equity securities in the United States.

Unless otherwise specified in the relevant terms supplement, the “Index Fund Return,” as calculated by the calculation agent, is the percentage change in the closing price of one share of the Index Fund calculated by comparing the Index Fund Ending Level to the Index Fund Starting Level (or the Strike Level, if applicable). T he relevant terms supplement will specify the manner in which the Index Fund Starting Level (or the Strike Level, if applicable) and the Index Fund Ending Level are determined.  The Index Fund Return, unless otherwise specified in the relevant terms supplement, is calculated as follows:

Index Fund Return =	Index Fund Ending Level –Index Fund Starting Level (or Strike Level, if applicable)
Index Fund Starting Level (or Strike Level, if applicable)

Unless otherwise specified in the relevant terms supplement, the “Index Fund Starting Level” means the closing price of one share of the Index Fund on the Trade Date or such other date as specified in the relevant terms supplement, divided by the Share Adjustment Factor, or the arithmetic average of the closing prices of one share of the Index Fund on each of the Initial Averaging Dates, each divided by the Share Adjustment Factor, if so specified in the relevant terms supplement.  Notwithstanding the foregoing, if the relevant terms supplement specifies that the Index Fund Starting Level will be determined based on the arithmetic average of the closing prices of the Index Fund on each of the Initial Averaging Dates specified in the relevant terms supplement and an adjustment to the Share Adjustment Factor becomes effective in accordance with “— Anti-Dilution Adjustments” (an “Adjustment Effective Date”) after the first Initial Averaging Date but on or prior to the final Initial Averaging Date, the Share Adjustment Factor will be so adjusted for the event giving rise to such Adjustment Effective Date only on the Initial Averaging Dates occurring prior to such Adjustment Effective Date.  The Share Adjustment Factor will continue to be subject to further adjustments in connection with Adjustment Effective Dates occurring after the final Initial Averaging Date as described under “— Anti-Dilution Adjustments.”

The relevant terms supplement may specify a price other than the Index Fund Starting Level, which we refer to as the “Strike Level,” to be used to make all calculations or determinations that would otherwise be made using the Index Fund Starting Level including, but not limited to, calculating the Index Fund Return.  The Strike Level, if applicable, will be specified in the relevant terms supplement, and will be equal to either (a) a percentage of the closing price of the Index Fund as of a specified date, or (b) a fixed amount determined without regard to the closing price of the Index Fund as of a particular date, in each case divided by the Share Adjustment Factor.  For example, the relevant terms supplement may specify that the Strike Level will be 95% of the closing price of the Index Fund on the Trade Date, divided by the Share Adjustment Factor.  The Strike Level is subject to adjustment upon the occurrence of certain events affecting the Index Fund.  See “— Anti-Dilution Adjustments.”

Unless otherwise specified in the relevant terms supplement, “Index Fund Ending Level” means the closing price of one share of the Index Fund on the Final Valuation Date or such other date as specified in the relevant terms supplement, or the arithmetic average of the closing prices of one share of the Index Fund on each of the Ending Averaging Dates, if so specified in the relevant terms supplement.  Notwithstanding the foregoing, if the relevant terms supplement specifies that the Index Fund Ending Level will be determined based on the arithmetic average of the closing prices of the Index Fund on each of the Ending Averaging Dates and an adjustment to the Share Adjustment Factor would have become effective in accordance with “— Anti-Dilution Adjustments” after the first Ending Averaging Date but on or prior to the final Ending Averaging Date, then the closing price of the Index Fund on each Ending Averaging Date occurring prior to the effective date of such adjustment to be used to determine the Index Fund Ending Level will be deemed to equal such closing price divided by the Share Adjustment Factor, as adjusted (assuming that the Share Adjustment Factor prior to such adjustment is equal to 1.0). See “— Anti-Dilution Adjustments.”

Unless otherwise specified in the relevant terms supplement, the “Share Adjustment Factor” will be set initially at 1.0, subject to adjustment upon the occurrence of certain events affecting the Index Fund.  See “— Anti-Dilution Adjustments.”

The Initial Averaging Dates, if applicable, will be specified in the relevant terms supplement, and any such date is subject to adjustment as described below.  If an Initial Averaging Date is not a trading day or if there is a market disruption event on such day, the applicable Initial Averaging Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing.  In no event, however, will any Initial Averaging Date be postponed more than ten business days following the date originally scheduled to be such Initial Averaging Date.  If the tenth business day following the date originally scheduled to be the applicable Initial Averaging Date is not a trading day, or if there is a market disruption event on such date, the calculation agent will determine the closing price of one share of the Index Fund for such Initial Averaging Date on such date in accordance with the formula for and method of calculating the closing price of one share of the Index Fund last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on such tenth scheduled business day of each equity security most recently held by the Index Fund.

The Valuation Date(s), which will be either a single date, which we refer to as the Final Valuation Date, or several dates, each of which we refer to as an Ending Averaging Date, will be specified in the relevant terms supplement and any such date is subject to adjustment as described below.  If a Valuation Date is not a trading day or if there is a market disruption event on such day, the applicable Valuation Date will be postponed to the immediately succeeding trading day during which no market disruption event shall have occurred or be continuing. In no event, however, will any Valuation Date be postponed more than ten business days following the date originally scheduled to be that Valuation Date.  If the tenth business day following the date originally scheduled to be the applicable Valuation Date is not a trading day, or if there is a market disruption event on that date, the calculation agent will determine the Index Fund Closing Level for that Valuation Date on such date in accordance with the formula for and method of calculating the Index Fund Closing Level last in effect prior to commencement of the market disruption event (or prior to the non-trading day), using the closing price (or, if trading in the relevant securities has been materially suspended or materially limited, the calculation agent’s good faith estimate of the closing price that would have prevailed but for such suspension or limitation or non-trading day) on that tenth scheduled business day of each equity security most recently held by the Index Fund.

The maturity date will be specified in the relevant terms supplement and is subject to adjustment as described below.  If the scheduled maturity date (as specified in the relevant terms supplement) is not a business day, then the maturity date will be the next succeeding business day following the scheduled maturity date.  If, due to a market disruption event or otherwise, the final Valuation Date is postponed so that it falls less than three business days prior to the scheduled maturity date, the maturity date will be the third business day following the final Valuation Date, as postponed, unless otherwise specified in the relevant terms supplement.  We describe market disruption events under “— Market Disruption Events.”

We will irrevocably deposit with DTC no later than the opening of business on the applicable date funds sufficient to make payments of the amount payable, if any, with respect to the securities on such date.  We will give DTC irrevocable instructions and authority to pay such amount to the holders of the securities entitled thereto.

A “business day” is, unless otherwise specified in the relevant terms supplement, any day other than a day on which banking institutions in The City of New York are authorized or required by law, regulation or executive order to close or a day on which transactions in dollars are not conducted.

Subject to the foregoing and to applicable law (including, without limitation, U.S. federal laws), we or our affiliates may, at any time and from time to time, purchase outstanding securities by tender, in the open market or by private agreement.

Calculation Agent

The Bank of New York Mellon will act as the calculation agent.  The calculation agent will determine, among other things, the closing price of one share of the Index Fund on each Initial Averaging Date, if applicable, and each Valuation Date, the Share Adjustment Factor and anti-dilution adjustments, if any, the Index Fund Ending Level, the Index Fund Return, and the amount, if any, that we will pay you at maturity.  In addition, the calculation agent will determine whether there has been a market disruption event, or which exchange-traded fund will be substituted for the Index Fund (or successor index fund, if applicable) if the Index Fund (or successor index fund, if applicable) is delisted, liquidated or otherwise terminated, whether the Underlying Index (or the underlying index related to a successor index fund, if applicable) has been changed in any material respect and whether the Index Fund (or successor index fund, if applicable) has been modified so that the Index Fund (or successor index fund, if applicable) does not, in the opinion of the calculation agent, fairly represent the price of the Index Fund (or successor index fund, if applicable) had those modifications not been made.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.  We may appoint a different calculation agent from time to time after the date of the relevant terms supplement without your consent and without notifying you.

The calculation agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity on or prior to 11:00 a.m., New York City time, on the business day preceding the maturity date.

All calculations with respect to the closing price of one share of the Index Fund, the Index Fund Ending Level, or the Index Fund Return will be rounded to the nearest one ten-thousandth, with five one-hundred-thousandth rounded upward (e.g., .87645 would be rounded to .8765); all dollar amounts related to determination of the payment per $10 in principal amount of the securities at maturity, if any, will be rounded to the nearest one ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid, if any, on the aggregate principal amount of securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Events

Certain events may prevent the calculation agent from calculating the closing price of one share of the Index Fund on any Initial Averaging Date, if applicable, any Valuation Date, and consequently, the Index Fund Return, or calculating the amount, if any, that we will pay to you at maturity.  These events may include disruptions or suspensions of trading on the markets as a whole. We refer to each of these events individually as a “market disruption event.”

With respect to the Index Fund (or any successor index fund or other security for which a closing price must be determined), a “market disruption event,” unless otherwise specified in the relevant terms supplement, means:

•
the occurrence or existence of a suspension, absence or material limitation of trading of the shares of the Index Fund (or the successor index fund or such other security) on the relevant exchange for such shares (or the successor index fund or such other security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such relevant exchange;

•
a breakdown or failure in the price and trade reporting systems of the relevant exchange for the shares of the Index Fund (or the successor index fund or such other security) as a result of which the reported trading prices for the shares of the Index Fund (or the successor index fund or such other security) during the last one-half hour preceding the close of the principal trading session on such relevant exchange are materially inaccurate; or

•
the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the shares of the Index Fund (or the successor index fund or such other security), if available, during the one-half hour period preceding the close of the principal trading session in the applicable exchange or market, in each case as determined by the calculation agent in its sole discretion; or

•
the occurrence or existence of a suspension, absence or material limitation of trading of equity securities then constituting 20% or more of the level of the Underlying Index (or the underlying index related to the successor index fund) on the relevant exchanges for such securities for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such relevant exchange, in each case as determined by the calculation agent in its sole discretion; or

•
the occurrence or existence of a suspension, absence or material limitation of trading on the primary exchange or market for trading in futures or options contracts related to the Underlying Index (or the underlying index related to the successor index fund) or shares of the Index Fund (or the successor index fund or such other security) for more than two hours of trading during, or during the one-half hour period preceding the close of, the principal trading session on such applicable exchange or market, in each case as determined by the calculation agent in its sole discretion; and

in each case, a determination by the calculation agent in its sole discretion that any event described in the clauses above materially interfered with our ability or the ability of any of our affiliates to unwind or adjust all or a material portion of the hedge position with respect to the securities.

For purposes of determining whether a market disruption event with respect to the Index Fund (or the successor index fund) exists at any time, if trading in a security included in the Underlying Index (or the underlying index related to the successor index fund) is materially suspended or materially limited at that time, then the relevant percentage contribution of that security to the level of the Underlying Index (or the underlying index related to the successor index fund) will be based on a comparison of:

•	the portion of the level of the Underlying Index (or the underlying index related to the successor index fund) attributable to that security relative to

•	the overall level of the Underlying Index (or the underlying index related to the successor index fund), in each case immediately before that suspension or limitation.

For purposes of determining whether a market disruption event with respect to the Index Fund (or the successor index fund or such other security) has occurred:

•
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or the primary exchange or market for trading in futures or options contracts related to the shares of the Index Fund (or the successor index fund or such other security);

•	a decision to permanently discontinue trading in the relevant futures or options contract or exchange traded fund will not constitute a market disruption event;

•
limitations pursuant to the rules of any relevant exchange similar to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of scope similar to NYSE Rule 80B as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension, absence or material limitation of trading;

•
a suspension of trading in futures or options contracts on the Underlying Index (or the underlying index related to the successor index fund) or shares of the Index Fund (or the successor index fund or such other security) by the primary exchange or market trading in such contracts by reason of:

•	a price change exceeding limits set by such exchange or market,

•	an imbalance of orders relating to such contracts, or

•	a disparity in bid and ask quotes relating to such contracts will constitute a suspension, absence or material limitation of trading in futures or options contracts related to the Underlying Index (or the underlying index related to the successor index fund) or the shares of the Index Fund (or the successor index fund or such other security); and

•
a suspension, absence or material limitation of trading on any relevant exchange or on the primary exchange or market on which futures or options contracts related to the Underlying Index (or the underlying index related to the successor index fund) or the shares of the Index Fund (or the successor index fund or such other security) are traded will not include any time when such exchange or market is itself closed for trading under ordinary circumstances.

“Relevant exchange” means, with respect to the Index Fund or any successor index fund, the primary exchange or market of trading for the shares of the Index Fund, or such successor index fund, as applicable, or, with respect to the Underlying Index or any underlying index related to such successor index fund, as applicable, the primary exchange or market of trading for any security (or any combination thereof) then included in the Underlying Index or any underlying index related to such successor index fund, as applicable.

Anti-Dilution Adjustments

The Share Adjustment Factor is subject to adjustment by the calculation agent as a result of the anti-dilution adjustments described in this section.

No adjustments to the Share Adjustment Factor will be required unless the Share Adjustment Factor adjustment would require a change of at least 0.1% in the Share Adjustment Factor then in effect.  The Share Adjustment Factor resulting from any of the adjustments specified in this section will be rounded to the nearest one ten-thousandth with five one hundred-thousandths being rounded upward.  The calculation agent will not be required to make any adjustments to the Share Adjustment Factor after the close of business on the final Valuation Date.

No adjustments to the Share Adjustment Factor will be required other than those specified below.  The required adjustments specified in this section do not cover all events that could affect the closing price of one share of the Index Fund (or the relevant successor index fund) on any trading day during the term of the securities.

With respect to the Index Fund (or the relevant successor index fund), anti-dilution adjustments will be calculated as follows:

Share Splits and Reverse Share Splits

If the shares of the Index Fund (or such successor index fund) are subject to a share split or reverse share split, then once such split has become effective, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the product of:

•	the prior Share Adjustment Factor, and

•
the number of shares that a holder of one share of the Index Fund (or such successor index fund) before the effective date of the share split or reverse share split would have owned or been entitled to receive immediately following the applicable effective date.

Share Dividends or Distributions

If the Index Fund (or such successor index fund) is subject to (i) a share dividend, i.e., an issuance of additional shares of the Index Fund (or such successor index fund) that is given ratably to all or substantially all holders of shares of the Index Fund (or such successor index fund) or (ii) a distribution of shares of the Index Fund (or such successor index fund) as a result of the triggering of any provision of the corporate charter or other organizational documents of the Index Fund (or such successor index fund), then, once the dividend or distribution has become effective and the shares of the Index Fund (or such successor index fund) are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the prior Share Adjustment Factor plus the product of:

•	the prior Share Adjustment Factor, and

•	the number of additional shares issued in the share dividend or distribution with respect to one share of the Index Fund (or such successor index fund).

Non-Cash Distributions

If the Index Fund (or such successor index fund) distributes shares of capital stock, evidences of indebtedness or other assets or property of the Index Fund (or such successor index fund) to all or substantially all holders of shares of the Index Fund (or such successor index fund) (other than (i) share dividends or distributions referred to under “— Share Dividends or Distributions” above and (ii) cash dividends referred under “— Cash Dividends or Distributions” below), then, once the distribution has become effective and the shares of the Index Fund (or such successor index fund) are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor shall equal the product of:

•	the prior Share Adjustment Factor, and

•
a fraction, the numerator of which is the Current Market Price (as defined below) of one share of the Index Fund (or such successor index fund) and the denominator of which is the amount by which such Current Market Price exceeds the Fair Market Value (as defined below) of such distribution.

The “Current Market Price” of the Index Fund (or such successor index fund) means the closing price of one share of the Index Fund (or such successor index fund) on the trading day immediately preceding the ex-dividend date of the dividend or distribution requiring an adjustment to the Share Adjustment Factor.

“Ex-dividend date,” with respect to a dividend or other distribution for the Index Fund (or such successor index fund), will mean the first trading day on which transactions in the shares of the Index Fund (or such successor index fund) trade on the relevant exchange without the right to receive that dividend or other distribution.

The “Fair Market Value” of any such distribution means the value of such distribution on the ex-dividend date for such distribution, as determined by the calculation agent.  If such distribution consists of property traded on the ex-dividend date on a U.S. national securities exchange, the Fair Market Value will equal the closing price of such distributed property on such ex-dividend date.

Cash Dividends or Distributions

If the issuer of any shares of the Index Fund (or such successor index fund) pays dividends or makes other distributions consisting exclusively of cash to all or substantially all holders of shares of the Index Fund (or such successor index fund) during any dividend period during the term of the securities, in an aggregate amount that, together with other such cash dividends or distributions made previously during such dividend period with respect to which an adjustment to the Share Adjustment Factor has not previously been made under this “—Cash Dividends or Distributions” section, exceeds the Dividend Threshold (as defined below), then, once the dividend or distribution has become effective and the shares of the Index Fund (or such successor index fund) are trading ex-dividend, the Share Adjustment Factor will be adjusted so that the new Share Adjustment Factor will equal the product of:

•	the prior Share Adjustment Factor, and

•
a fraction, the numerator of which is the Current Market Price of one share of the Index Fund (or such successor index fund) and the denominator of which is the amount by which such Current Market Price exceeds the aggregate amount in cash per share of the Index Fund (or such successor index fund) distributes in such cash dividend or distribution together with any cash dividends or distributions made previously during such dividend period with respect to which an adjustment to the Share Adjustment Factor has not previously been made under this “—Cash Dividends or Distributions” section to holders of shares of the Index Fund in excess of the Dividend Threshold.

For the avoidance of doubt, the Share Adjustment Factor may be adjusted more than once in any particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold.  If the Share Adjustment Factor has been previously adjusted in a particular dividend period because of cash dividends or distributions that exceed the Dividend Threshold, subsequent adjustments will be made if the Index Fund (or such successor index fund) pays cash dividends or makes other distributions during such dividend period in an aggregate amount that, together with other such cash dividends or distributions since the last adjustment to the Share Adjustment Factor (because of cash dividends or distributions that exceed the Dividend Threshold) exceeds the Dividend Threshold.  Such subsequent adjustments to the Share Adjustment Factor will only take into account the cash dividends or distributions during such dividend period made since the last adjustment to the Share Adjustment Factor because of cash dividends or distributions that exceed the Dividend Threshold.

The “Dividend Threshold” is equal to the sum of (x) the immediately preceding cash dividend(s) or other cash distribution(s) paid in the preceding dividend period, if any, per share of the Index Fund (or such successor index fund) plus (y) 10% of the closing price of one share of the Index Fund (or such successor index fund) on the trading day immediately preceding the ex-dividend date, unless otherwise specified in the relevant terms supplement.

The “dividend period” means any period during the term of the securities for which dividends are paid on a regular and consistent basis to shareholders of the Index Fund (or such successor index fund).

The calculation agent will be solely responsible for the determination and calculation of any adjustments to the Share Adjustment Factor and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

The calculation agent will provide information as to any adjustments to the Share Adjustment Factor upon written request by any investor in the securities.

Discontinuation of the Index Fund; Alteration of Method of Calculation

If the Index Fund (or a successor index fund (as defined below)) is delisted from the relevant exchange for the Index Fund (or such successor index fund), liquidated or otherwise terminated, the calculation agent will substitute an exchange-traded fund that the calculation agent determines, in its sole discretion, is comparable to the discontinued Index Fund (or such successor index fund) (such substitute fund being referred to herein as a “successor index fund”).  If the Index Fund (or a successor index fund) is delisted, liquidated or otherwise terminated and the calculation agent determines that no successor index fund is available, then the calculation agent will, in its sole discretion, calculate the appropriate closing price of one share of the Index Fund by a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index Fund.  If a successor index fund is selected or the calculation agent calculates a closing price by a computation methodology that the calculation determines will as closely as reasonably possible replicate the Index Fund, that successor index fund or closing price will be substituted for the Index Fund (or such successor index fund) for all purposes of the securities.

Upon any selection by the calculation agent of a successor index fund, the calculation agent will cause written notice to be promptly furnished to the trustee, to us and to the holders of the securities.

If at any time, the Underlying Index related to the Index Fund (or the underlying index related to a successor index fund) is changed in a material respect, or the Index Fund or a successor index fund in any other way is modified so that it does not, in the opinion of the calculation agent, fairly represent the price of the shares of the Index Fund (or such successor index fund) had those changes or modifications not been made, then the calculation agent will, at the close of business in New York City on each date on which the closing price of one share of the Index Fund or such successor Index Fund is to be determined, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a closing price of one share of an exchange-traded fund comparable to the Index Fund (or such successor index fund) as if those changes or modifications had not been made, and calculate the closing price with reference to the Index Fund (or such successor index fund), as adjusted.  The calculation agent may also determine that no adjustment is required by the modification of the method of calculation.

The calculation agent will be solely responsible for the method of calculating the closing price of one share of the Index Fund (or any successor index fund) and of any related determinations and calculations, and its determinations and calculations with respect thereto will be conclusive in the absence of manifest error.

The calculation agent will provide information as to the method of calculating the closing price of the shares of the Index Fund upon written request by any investor in the securities.

Reorganization Events

If prior to the maturity date of the securities, the Index Fund, or any successor index fund, has been subject to a merger, combination, consolidation or statutory exchange of securities with another exchange traded index fund, and the Index Fund is not the surviving entity, then, on or after the date of such event, the calculation agent shall, in its sole discretion, make an adjustment to the Share Adjustment Factor or to the method of determining the amount payable on the securities or any other terms of the securities as the calculation agent, in its sole discretion, determines appropriate to account for the economic effect on the securities of such event (including adjustments to account for changes in volatility, expected dividends, stock loan rate, or liquidity relevant to the Index Fund, the Underlying Index or to the securities), and determine the effective date of that adjustment.  If the calculation agent determines that no adjustment that it could make will produce a commercially reasonable result, then the calculation agent may deem the Index Fund to be delisted, liquidated, discontinued, or otherwise terminated, the treatment of which is described above under “—Discontinuance of the Index Fund; Alteration of Method and Calculation.”

Payment of Additional Amounts

We will pay any amounts to be paid by us on the securities without deduction or withholding for, or on account of, any and all present or future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions, or withholdings (“taxes”) now or hereafter imposed, levied, collected, withheld, or assessed by or on behalf of Canada or any Canadian political subdivision or authority that has the power to tax, unless the deduction or withholding is required by law or by the interpretation or administration thereof by the relevant governmental authority.  At any time a Canadian taxing jurisdiction requires us to deduct or withhold for or on account of taxes from any payment made under or in respect of the securities, we will pay such additional amounts (“Additional Amounts”) as may be necessary so that the net amounts received by each holder (including Additional Amounts), after such deduction or withholding, shall not be less than the amount the holder would have received had no such deduction or withholding been required.

However, no Additional Amounts will be payable with respect to a payment made to a holder of a security, which we refer to as an “Excluded Holder,” in respect of a beneficial owner:

(i)	with whom we do not deal at arm’s length (within the meaning of the Income Tax Act (Canada)) at the time of making such payment;

(ii)
who is subject to such taxes by reason of the holder being connected presently or formerly with Canada or any province or territory thereof otherwise than by reason of the holder’s activity in connection with purchasing the securities, the holding of the securities or the receipt of payments thereunder;

(iii)
who presents such security for payment (where presentation is required, such as if a security is issued in definitive form) more than 30 days after the relevant date; for this purpose, the “relevant date” in relation to any payments on any security means:

(a)	the due date for payment thereof (whether at maturity or upon an earlier acceleration), or

(b)
if the full amount of the monies payable on such date has not been received by the trustee on or prior to such due date, the date on which the full amount of such monies has been received and notice to that effect is given to holders of the securities in accordance with the senior indenture; or

(iv)
who could lawfully avoid (but has not so avoided) such withholding or deduction by complying, or procuring that any third party comply with, any statutory requirements or by making, or procuring that any third party make, a declaration of non-residence or other similar claim for exemption to any relevant tax authority.

For purposes of clause (iii) above, if a security is presented for payment more than 30 days after the relevant date, we shall only be required to pay such Additional Amounts as shall have accrued as of such 30th day, and no further Additional Amounts shall accrue or become payable after such date.

For the avoidance of doubt, we will not have any obligation to pay any holders Additional Amounts on any tax which is payable otherwise than by deduction or withholding from payments made under or in respect of the securities.

We will also make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.  We will furnish to the trustee, within 30 days after the date the payment of any taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made or other evidence of such payment satisfactory to the trustee.  We will indemnify and hold harmless each holder of the securities (other than an Excluded Holder) and upon written request reimburse each such holder for the amount of (x) any taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the securities and (y) any taxes levied or imposed and paid by such holder with respect to any reimbursement under (x) above, but excluding any such taxes on such holder’s net income or capital.

For additional information, see the section entitled “Canadian Federal Income Tax Summary.”

Events of Default

Under the heading “Description of Debt Securities — Events of Default” in the accompanying prospectus is a description of events of default relating to debt securities including the securities.

Payment upon an Event of Default

Unless otherwise specified in the relevant terms supplement, in case an event of default with respect to the securities shall have occurred and be continuing, the amount declared due and payable per $10 in principal amount of the securities upon any acceleration of the securities will be determined by the calculation agent and will be an amount in cash equal to the amount payable at maturity per $10 in principal amount of the securities as described under the caption “— Payment at Maturity,” calculated as if the date of acceleration were the final Valuation Date.  If the securities have more than one Valuation Date, then, for each Valuation Date scheduled to occur after the date of acceleration, the trading days immediately preceding the date of acceleration (in such number equal to the number of Valuation Dates in excess of one) will be the corresponding Valuation Dates, unless otherwise specified in the relevant terms supplement.

If the maturity of the securities is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, and to DTC of the cash amount due with respect to the securities as promptly as possible and in no event later than two business days after the date of acceleration.

Modification

Under the heading “Description of Debt Securities — Modification and Waiver of the Debt Securities” in the accompanying prospectus is a description of when the consent of each affected holder of debt securities is required to modify the senior indenture.

Defeasance

The provisions described in the accompanying prospectus under the heading “Description of Debt Securities —Defeasance” are not applicable to the securities, unless otherwise specified in the relevant terms supplement.

Listing

The securities will not be listed on any securities exchange, unless otherwise specified in the relevant terms supplement.

Book-Entry Only Issuance — The Depository Trust Company

DTC will act as securities depositary for the securities.  The securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee).  One or more fully-registered global note certificates, representing the total aggregate principal amount of the securities, will be issued and will be deposited with DTC.  See the descriptions contained in the accompanying prospectus under the headings “Description of Debt Securities — Ownership and Book-Entry Issuance” and “—Considerations Relating to DTC.”

Registrar, Transfer Agent and Paying Agent

Payment of amounts due at maturity on the securities will be payable and the transfer of the securities will be registrable at the principal corporate trust office of The Bank of New York Mellon in The City of New York.

The Bank of New York Mellon or one of its affiliates will act as registrar and transfer agent for the securities.  The Bank of New York Mellon will also act as paying agent and may designate additional paying agents.

Registration of transfers of the securities will be effected without charge by or on behalf of The Bank of New York Mellon, but upon payment (with the giving of such indemnity as The Bank of New York Mellon may require) in respect of any tax or other governmental charges that may be imposed in relation to it.

Governing Law

The securities will be governed by and interpreted in accordance with the laws of the State of New York.

THE iSHARES® MSCI EAFE INDEX FUND

We have derived all information contained in this product supplement regarding the iShares® MSCI EAFE Index Fund, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, iShares®, Inc. (“iShares®”) and BlackRock Fund Advisors (“BFA”), formerly known as Barclays Global Fund Advisors.  We make no representation or warranty as to the accuracy or completeness of the information derived from these public sources.  The iShares® MSCI EAFE Index Fund is an investment portfolio maintained and managed by iShares®. BFA is the investment adviser to the iShares® MSCI EAFE Index Fund.  The iShares® MSCI EAFE Index Fund is an exchange traded fund (“ETF”) that trades on the New York Stock Exchange Arca, Inc. (the “NYSE Arca”) under the ticker symbol “EFA.”

iShares® is a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI EAFE Index Fund.  Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 033-97598 and 811-09102, respectively, through the SEC’s website at http://www.sec.gov. For additional information regarding iShares®, BFA, the iShares® MSCI EAFE Index Fund, please see the Prospectus, dated December 1, 2008 (as supplemented on September 3, 2009).  In addition, information about iShares and the iShares® MSCI EAFE Index Fund may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website at www.ishares.com.  We make no representation or warranty as to the accuracy or completeness of such information.  Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Investment Objective and Strategy

The iShares® MSCI EAFE Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in developed European, Astralasian and Far Eastern markets, as measured by the MSCI EAFE® Index (the “MSCI Underlying Index”). The iShares® MSCI EAFE Index Fund holds equity securities traded primarily in certain developed markets. The MSCI Underlying Index was developed by MSCI Inc. (“MSCI”) as an equity benchmark for international stock performance, and is designed to measure equity market performance in certain developed markets.

As of September 30, 2009, the iShares® MSCI EAFE Index Fund holdings by country consisted of the following 25 countries:  Australia, Austria, Belgium, Bermuda, the People’s Republic of China, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, Jersey, Luxembourg, Mauritius, The Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. In addition, as of such date, the iShares® MSCI EAFE Index Fund’s three largest holdings by country were Japan, the United Kingdom and France.  As of September 30, 2009, its three largest equity securities were HSBC Holdings PLC, BP PLC and Nestle SA-REG, and its three largest sectors were financials, industrials and consumer discretionary.

The iShares® MSCI EAFE Index Fund uses a representative sampling strategy (as described below under “— Representative Sampling”) to try to track the MSCI Underlying Index.  In addition, in order to improve its portfolio liquidity and its ability to track the MSCI Underlying Index, iShares® MSCI EAFE Index Fund may invest up to 10% of its assets in shares of other iShares® funds that seek to track the performance of equity securities of constituent countries of the MSCI Underlying Index.  BFA will not charge portfolio management fees on that portion of the iShares® MSCI EAFE Index Fund’s assets invested in shares of other iShares® funds.

Representative Sampling

The iShares® MSCI EAFE Index Fund pursues a “representative sampling” strategy in attempting to track the performance of the MSCI Underlying Index, and generally does not hold all of the equity securities included in the MSCI Underlying Index.  The iShares® MSCI EAFE Index Fund invests in a representative sample of securities in the MSCI Underlying Index, which have a similar investment profile as the MSCI Underlying Index.  Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability, earnings valuation and yield) and liquidity measures similar to those of the MSCI Underlying Index.

Correlation

The MSCI Underlying Index is a theoretical financial calculation, while the iShares® MSCI EAFE Index Fund is an actual investment portfolio.  The performance of the iShares® MSCI EAFE Index Fund and the MSCI Underlying Index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances.  A figure of 100% would indicate perfect correlation.  Any correlation of less than 100% is called “tracking error.”  The iShares® MSCI EAFE Index Fund, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy.  Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the MSCI Underlying Index.

Industry Concentration Policy

The iShares® MSCI EAFE Index Fund will not concentrate its investments (i.e., hold 25% or more of its total assets in the stocks of a particular industry or group of industries), except that, to the extent practicable, the iShares® MSCI EAFE Index Fund will concentrate to approximately the same extent that the MSCI Underlying Index concentrates in the stocks of such particular industry or group of industries.

Holdings Information

As of November 30, 2009, 99.41% of the iShares® MSCI EAFE Index Fund’s holdings consisted of equity securities, 0.01% consisted of cash, and 0.58% was in other assets, including dividends booked but not yet received.  The following tables summarize the iShares® MSCI EAFE Index Fund’s top holdings in individual companies and by sector as of such date.

Top holdings in individual securities as of November 30, 2009

Company	Percentage of Total Holdings
HSBC Holdings PLC	2.00%
BP PLC	1.76%
Nestle SA-REG	1.71%
Banco Santander SA	1.36%
Total SA	1.31%
BHP Billiton LTD	1.27%
Telefonica SA	1.22%
Novartis AG-REG	1.18%
Vodafone Group PLC	1.17%
Roche Holding AG-Genusschein	1.15%

Top holdings by sector as of November 30, 2009

Sector	Percentage of Total Holdings
Financials	26.49%
Industrials	11.33%
Materials	9.63%
Consumer Staples	9.59%
Consumer Discretionary	9.28%
Energy	8.12%
Health Care	8.10%
Telecommunication Services	6.01%
Utilities	5.89%
Information Technology	4.96%
Other/Undefined	0.71%

The information above was compiled from the iShares® website. We make no representation or warranty as to the accuracy of the information above.  Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this product supplement or any terms supplement.

Historical Performance of the iShares® MSCI EAFE Index Fund

We will provide historical price information with respect to the shares of the iShares® MSCI EAFE Index Fund in the relevant terms supplement.  You should not view any such historical prices as an indication of future performance.

Disclaimer

The securities are not sponsored, endorsed, sold or promoted by BFA.  BFA makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities.  BGI has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI EAFE® Index

We have derived all information contained in this product supplement regarding the MSCI EAFE® Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information.  The MSCI EAFE® Index is a stock index calculated, published and disseminated daily by MSCI, a majority-owned subsidiary of Morgan Stanley, through numerous data vendors, on the MSCI website and in real time on Bloomberg Financial Markets and Reuters Limited.  Neither MSCI nor Morgan Stanley has any obligation to continue to calculate and publish, and may discontinue calculation and publication of the MSCI Underlying Index.

The Index is intended to measure equity market performance in developed market countries, excluding the U.S. and Canada.  The Index is a free float-adjusted market capitalization equity index with a base date of December 31, 1969 and an initial value of 100.  The Index is calculated daily in U.S. dollars and published in real time every 60 seconds during market trading hours.  The Index currently consists of the following 20 developed market country indices: Australia/New Zealand, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, The Netherlands, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. As of November 30, 2009, the five largest country weights were the United Kingdom (21.1%),Japan (20.5%), France (10.3%), Australia (8.3%), and Germany (8.1%), and the five largest sector weights were Financials (25.5%), Industrials (11.1%), Materials (10.1%), Consumer Staples (10.0%), and Consumer Discretionary (9.5%).

Transition

On March 28, 2007, MSCI announced changes to the methodology used by MSCI to calculate its Standard and Small Cap Indices.  The transition of the Standard and Small Cap Indices to the MSCI Indices occurred in two phases, the first completed as of November 30, 2007 and the second completed as of May 30, 2008.  The current index calculation methodology used to formulate the MSCI EAFE® Index (and which is also used to formulate the indices included in the MSCI Global Index Series) (the “MSCI Global Investable Market Indices Methodology”) was implemented as of June 1, 2008.

Constructing the MSCI Global Investable Market Indices

MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the “GICS”).

The “relevant market” with respect to a single country index is equivalent to the single country, except in DM-classified countries in Europe (as described below), where all such countries are first aggregated into a single market for index construction purposes.  Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the MSCI Global Investable Market Indices Methodology.

The “relevant market” with respect to a composite index includes each of the single countries which comprise the composite index.

The “Equity Universe” is the aggregation of all Market Investable Equity Universes.  The “DM Investable Equity Universe” is the aggregation of all the Market Investable Equity Universes for Developed Markets.

Defining the Equity Universe

(i)         Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets (“DM”) or Emerging Markets (“EM”).  All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, exchange traded funds, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe.  Real Estate Investment Trusts (“REITs”) in some countries and certain income trusts in Canada are also eligible for inclusion.

(ii)        Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market.  A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes.  Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

The investability screens used to determine the Investable Equity Universe in each market are as follows:

(i)
Equity Universe Minimum Size Requirement:  This investability screen is applied at the company level.  In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization.  A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

(ii)
Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

(iii)
DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level.  To be eligible for inclusion in a market investable equity universe, a security must have adequate liquidity.  The twelve-month and three-month Annual Traded Value Ratio (“ATVR”), a measure that screens out extreme daily trading volumes and takes into account the free float−adjusted market capitalization size of securities, together with the three-month frequency of trading are used to measure liquidity.  In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered.  A minimum liquidity level of 20% of three- and twelve-month ATVR and 90% of three-month frequency of trading over the last four consecutive quarters are required for inclusion of a security in a market investable equity universe of a DM, and a minimum liquidity level of 15% of three- and twelve-month ATVR and 80% of three-month frequency of trading over the last four consecutive quarters are required for inclusion of a security in a market investable equity universe of an EM.

(iv)
Global Minimum Foreign Inclusion Factor Requirement:  This investability screen is applied at the individual security level.  To be eligible for inclusion in a Market Investable Equity Universe, a security’s Foreign Inclusion Factor (“FIF”) must reach a certain threshold.  The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors.  This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company).  In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe.

(v)
Minimum Length of Trading Requirement: This investability screen is applied at the individual security level.  For an initial public offering (“IPO”) to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review.  This requirement is applicable to small new issues in all markets.  Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

•	Investable Market Index (Large + Mid + Small)

•	Standard Index (Large + Mid)

•	Large Cap Index

•	Mid Cap Index

•	Small Cap Index

Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices

In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market.  At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities.  To this end, MSCI has designed, in conjunction with Standard & Poor’s, the Global Industry Classification Standard. The GICS entails four levels of classification: (1) sector; (2) industry groups; (3) industries; (4) sub-industries. Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS.

Maintenance of the MSCI EAFE® Index

The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

In particular, index maintenance involves:

(i)	Semi-Annual Index Reviews (“SAIRs”) in May and November of the Size Segment and Global Value and Growth Indices which include:

•	Updating the indices on the basis of a fully refreshed Equity Universe.

•	Taking buffer rules into consideration for migration of securities across size and style segments.

•	Updating FIFs and Number of Shares (“NOS”).

The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable.  A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

(ii)	Quarterly Index Reviews (“QIRs”) in February and August of the Size Segment Indices aimed at:

•	Including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index.

•	Allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR.

•	Reflecting the impact of significant market events on FIFs and updating NOS.

QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace.  This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR.  QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS.  Only additions of significant new investable companies are considered, and only for the Standard Index.  The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR.  The style classification is reviewed only for companies that are reassigned to a different size segment.

(iii)
Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events.  They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis.  These changes generally are reflected in the indices at the time of the event.  Significantly large IPOs are included in the indices after the close of the company’s tenth day of trading.

Announcement Policy

The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.  The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.  All changes resulting from corporate events are announced prior to their implementation.

The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an “expected” announcement, or as an “undetermined” announcement, when the effective dates are not known yet or when aspects of the event are uncertain.  MSCI sends “confirmed” announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available.  The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., U.S. Eastern Time.

In exceptional cases, events are announced during market hours for same or next day implementation.  Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

In the case of secondary offerings representing more than 5% of a security’s number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security’s number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation.

Index Calculation

Price Index Level

The MSCI Index is calculated using the Laspeyres’ concept of a weighted arithmetic average together with the concept of chain-linking.  As a general principle, the level of the MSCI Index level is obtained by applying the change in the market performance to the previous period level for the MSCI Index.

PriceIndexLevelUSDt = PriceIndexLevelUSDt -1 ×	IndexAdjustedMarketCapUSDt
IndexInitialMarketCapUSDt

PriceIndexLevelLocalt = PriceIndexLevelLocalt-1 ×	IndexAdjustedMarketCapForLocalt
IndexInitialMarketCapUSDt

Where:
•	PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1.

•	IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t.

•	IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t.

•	PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1.

•	IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t.

  Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

Security Price Index Level

SecurityPriceIndexLevel1 = SecurityPriceIndexLevel t-1 ×	SecurityAdjustedMarketCapForLocalt
SecurityInitialMarketCapUSDt

SecurityAdjustedMarketCapForLocalt =

IndexNumberOfSharest -1 × PricePerSharet × InclusionFactort x PAFt	×	ICIt
FXratet-1		ICIt-1

SecurityInitialMarketCapUSDt =

IndexNumberOfSharest -1 × PricePerSharet 1 × InclusionFactort
FXratet-1

Where:
•	SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1.

•	SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1.

•	SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t.

•	IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet-1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t.  The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t.  The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

•	Index Market Capitalization.

Where:
•	IndexNumberOfSharest-1 is the number of shares of security s at time t-1.

•	PricePerSharet is the price per share of security s at time t.

•	PricePerSharet -1 is the price per share of security s at time t-1.

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion FactorS.

•	PAFt is the Price Adjustment Factor of security s at time t.

•	FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•	FXratet -1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t.  The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira – ICI = 1,000,000).

•	ICIt-1 is the Internal Currency Index of price currency at time t-1.

Corporate Events

Mergers and Acquisitions

As a general principle, MSCI implements mergers and acquisitions as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event.  MSCI uses market prices for implementation.  This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation.  Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

Tender Offers

In tender offers, the acquired or merging security is generally deleted from the applicable MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and / or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security’s free float has been substantially reduced, if all required information is not available in advance or if the offer’s outcome is uncertain.  The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security’s market price, the recommendation by the acquired company’s board of directors, the major shareholders’ stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review.  MSCI uses market prices for implementation.

Late Announcements of Completion of Mergers and Acquisitions

When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter.  In these cases, MSCI uses a calculated price for the acquired or merging entities.  The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day’s market price of the acquired or merging entities.

Conversions of Share Classes

Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

Spin-Offs

On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company.  The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day.  If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float.  Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

When the spun-off security does not trade on the ex-date, a “detached” security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not.  The detached security is included until the spun-off security begins trading, and is deleted thereafter.  Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

Corporate Actions

Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment.  In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date.  To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders.  Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

Share Placements and Offerings

Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security’s number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time.  Otherwise, the event is implemented as soon as practicable after the relevant information is made available.  A primary equity offering involves the issuance of new shares by a company.  Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security’s number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event.  For public secondary offerings of existing constituents representing more than 5% of the security’s number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known.  Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review.  Secondary offerings involve the distribution of existing shares of current shareholders’ in a listed company and are usually pre-announced by a company or by a company’s shareholders and open for public subscription during a pre-determined period.

Debt-to-Equity Swaps

In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue.  In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap.  In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors.  As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

Suspensions and Bankruptcies

MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future.  When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over the counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange.  For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

OTHER INDEX FUNDS

If the securities are linked to an Index Fund not described in this product prospectus supplement, the terms supplement or a separate fund supplement will provide additional information relating to such Index Fund.

SUPPLEMENTAL DISCUSSION OF CANADIAN TAX CONSEQUENCES

An investor should read carefully the description of material Canadian federal income tax considerations relevant to a Non-resident Holder owning debt securities under “Tax Consequences—Canadian Taxation” in the accompanying prospectus.

In the opinion of Ogilvy Renault LLP, Canadian tax counsel to Royal Bank, interest (including amounts deemed for purposes of the Income Tax Act (Canada) (“ITA”) to be interest) on the notes that is paid or credited or deemed for purposes of the ITA to be paid or credited by Royal Bank will not be subject to Canadian non-resident withholding tax, except in the circumstances described under “Tax Consequences – Canadian Taxation” in the accompanying prospectus. In the event that a pricing supplement describes the Canadian federal income tax considerations relevant to owning a particular note, the description of the Canadian federal income tax considerations under “Tax Consequences -- Canadian Taxation” in the prospectus will be superseded by the description in the pricing supplement to the extent indicated therein.

SUPPLEMENTAL DISCUSSION OF U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general description of certain U.S. tax considerations relating to the securities. It does not purport to be a complete analysis of all tax considerations relating to the securities. Prospective purchasers of the securities should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Canada and the U.S. of acquiring, holding and disposing of the securities and receiving payments of interest, principal and/or other amounts under the securities.  This summary is based upon the law as in effect on the date of this product prospectus supplement and is subject to any change in law that may take effect after such date.

Supplemental U.S. Tax Considerations

The following disclosure — including the opinion of Morrison & Foerster LLP — has been prepared without regard to any particular security that you may purchase in the future and, therefore, is provided solely as a matter of general information.  You should not rely upon the following disclosure (including the opinion of Morrison & Foerster LLP), or the disclosure under “Tax Consequences—United States Taxation” in the prospectus or “Certain Income Tax Consequences—United States Taxation” in the prospectus supplement, with regard to an investment in any particular security because this disclosure (including the opinion of Morrison & Foerster LLP) does not take into account the terms of any particular security or the tax consequences of investing in or holding any particular security unless the terms supplement applicable to your securities expressly indicates that you may rely on the following disclosure and expressly states that you may rely on the opinion of Morrison & Foerster LLP.  Any security that you purchase may have terms that would result in a tax treatment that is significantly different from the treatment described below.  For example, the discussion below assumes that the Index Fund will be the index fund listed in this product prospectus supplement in the section that begins on page PS-31, that the payment upon maturity of the securities will only be determined by reference to the appreciation or depreciation in the value of the shares of the Index Fund and will not be determined by reference to ordinary income or short-term capital gain, if any, that is recognized by holders of the Index Fund, and that an investor in the securities will be subject to a significant risk that it will lose a significant amount of its investment in the securities.  If the Index Fund for any particular security is not so listed in this product prospectus supplement, or if an investor in the securities is not subject to a significant risk that it will lose a significant amount of its investment in the securities, the tax treatment of that security may differ substantially from that described in the discussion below.  There may be other features or terms of your securities that will cause this tax section to be inapplicable to your securities.

Consequently, any tax disclosure relevant to any security you may purchase will be set forth only in the terms supplement relating to your security, and, unless the terms supplement indicates otherwise, you should not rely on the tax disclosure below or in the prospectus supplement or prospectus in deciding whether to invest in any security.  Moreover, in all cases, you should consult with your own tax advisor concerning the consequences of investing in and holding any particular security you propose to purchase.

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus and prospectus supplement with respect to U.S. holders (as defined in the accompanying prospectus).  It applies only to those U.S. holders who are not excluded from the discussion of U.S. federal income taxation in the accompanying prospectus.

NO STATUTORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES.  AS A RESULT, THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF AN INVESTMENT IN THE SECURITIES ARE UNCERTAIN.  BECAUSE OF THE UNCERTAINTY, YOU SHOULD CONSULT YOUR TAX ADVISOR IN DETERMINING THE U.S. FEDERAL INCOME TAX AND OTHER TAX CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES, INCLUDING THE APPLICATION OF STATE, LOCAL OR OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

We will not attempt to ascertain whether the issuer of any of the component stocks underlying any particular Index Fund would be treated as a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code or a “U.S. real property holding corporation” within the meaning of Section 897 of the Code (“FIRPTA”). If the issuer of one or more such stocks were so treated, certain adverse U.S. federal income tax consequences could possibly apply.  You should refer to any available information filed with the SEC by the issuers of the component stocks included in each Index Fund and consult your tax advisor regarding the possible consequences to you in this regard.

In the opinion of our counsel, Morrison & Foerster LLP, it would generally be reasonable to treat a security with terms described in this product prospectus supplement as a pre-paid cash-settled derivative contract in respect of the Index Fund for U.S. federal income tax purposes, and the terms of the securities require a holder and us (in the absence of a change in law or an administrative or judicial ruling to the contrary) to treat the securities for all tax purposes in accordance with such characterization.  If the securities are so treated, subject to the discussion below concerning the potential application of the “constructive ownership” rules under Section 1260 of the Internal Revenue Code, a holder should generally recognize capital gain or loss upon the sale or maturity of the securities in an amount equal to the difference between the amount a holder receives at such time and the holder’s tax basis in the securities.  In general, a holder’s tax basis in the securities will be equal to the price the holder paid for the securities. Capital gain recognized by an individual U.S. holder is generally taxed at preferential rates where the property is held for more than one year and is generally taxed at ordinary income rates where the property is held for one year or less.  The deductibility of capital losses is subject to limitations.  The holding period for securities of a holder who acquires the securities upon issuance will generally begin on the date after the issue date (i.e., the settlement date) of the securities.  If the securities are held by the same holder until maturity, that holder’s holding period will generally include the maturity date.

Possible Application of Section 1260 of the Internal Revenue Code. Because the Index Fund is a type of financial asset described under Section 1260 of the Internal Revenue Code, while the matter is not entirely clear, there exists a substantial risk that an investment in the securities is a “constructive ownership transaction” to which Section 1260 of the Internal Revenue Code applies.

The application of Section 1260 of the Internal Revenue Code to instruments such as the securities is not clear.  In general, if Section 1260 of the Internal Revenue Code applies, long-term capital gain recognized by a U.S. Holder in respect of the securities would be recharacterized as ordinary income to the extent of any Excess Gain (as defined below).  “Excess Gain” generally would equal the excess of (A) any long-term capital gain recognized by the U.S. Holder in respect of the securities, over (B) the “net underlying long-term capital gain.”  While not clear in the case of the securities, “net underlying long-term capital gain” may be computed as the aggregate net capital gain a U.S. Holder would have had if (A) the U.S. Holder had acquired in exchange for the securities’ original issue price an amount of the Index Fund for fair market value on the original issue date and sold such amount of the Index Fund upon the date of sale or maturity of the securities at fair market value, and (B) only gains and losses that would have resulted from the deemed ownership under clause (A) of this sentence were taken into account.  In addition, an interest charge will also apply to any deemed underpayment of tax in respect of any Excess Gain to the extent such gain would have resulted in gross income inclusion for the U.S. Holder in taxable years prior to the taxable year of sale or maturity (assuming such income accrued at a constant rate equal to the applicable federal rate as of the date of sale or maturity).

If an investment in the securities is treated as a constructive ownership transaction, it is not clear to what extent any long-term capital gain of a U.S. Holder in respect of the securities will be recharacterized as ordinary income.  However, if the payment upon maturity of the securities will only be determined by reference to the appreciation or depreciation in the value of the shares of the Index Fund and will not be determined by reference to ordinary income or short-term capital gain, if any, that is recognized by holders of the Index Fund, it would not be unreasonable to take the position that a U.S. Holder’s Excess Gain should be equal to zero. You should note, however, that the Internal Revenue Code provides a presumption that the net underlying long-term capital gain will be treated as zero (thus maximizing the amount of capital gain subject to recharacterization) unless the amount thereof is established by clear and convincing evidence.  Accordingly, no assurances can be given that the Internal Revenue Service will not seek to apply Section 1260 of the Internal Revenue Code to an investment in the securities in a manner that results in a significant amount of Excess Gain. U.S. Holders should consult their tax advisors regarding the potential application of Section 1260 of the Internal Revenue Code to an investment in the securities.

Alternative Treatments.  Alternative tax treatments would also be possible and the Internal Revenue Service might assert that a treatment other than that described above is more appropriate.  For example, it would also be possible to treat the securities, and the Internal Revenue Service might assert that the securities should be treated, as a single debt instrument.  If the securities have a term that exceeds one year, such a debt instrument would be subject to the special tax rules governing contingent payment debt instruments.  If the securities are so treated, a holder would generally be required to accrue interest currently over the term of the securities even though that holder will not receive any payments from us prior to maturity.  In addition, any gain a holder might recognize upon the sale or maturity of the securities would be ordinary income and any loss recognized by a holder at such time would be ordinary loss to the extent of interest that same holder included in income in the current or previous taxable years in respect of the securities, and thereafter, would be capital loss.  If the securities are treated as a single debt instrument that has a term of no more than one year, the securities would be treated as a single contingent short-term debt instrument, which would also result in tax consequences that are different from those described above.

If the Index Fund periodically rebalances, it is possible that the securities could be treated as a series of derivative contracts, each of which matures on the next rebalancing date.  If the securities were properly characterized in such a manner, a holder would be treated as disposing of the securities on each rebalancing date in return for new derivative contracts that mature on the next rebalancing date, and a holder would accordingly likely recognize capital gain or loss on each rebalancing date equal to the difference between the holder’s basis in the securities (which would be adjusted to take into account any prior recognition of gain or loss) and the fair market value of the securities on such date.

Because of the absence of authority regarding the appropriate tax characterization of the securities, it is also possible that the Internal Revenue Service could seek to characterize the securities in a manner that results in other tax consequences that are different from those described above.  For example, the Internal Revenue Service could possibly assert that any gain or loss that a holder may recognize upon the sale or maturity of the securities should be treated as ordinary gain or loss.

The Internal Revenue Service has released a notice that may affect the taxation of holders of the securities.  According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether the holder of an instrument such as the securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.  It is possible, however, that under such guidance, holders of the securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis.  The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code might be applied to such instruments.  Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations.  Unless stated otherwise in the applicable terms supplement, we intend to treat the securities for U.S. federal income tax purposes in accordance with the treatment described in this product prospectus supplement unless and until such time as the Treasury and Internal Revenue Service determine that some other treatment is more appropriate.

Backup Withholding and Information Reporting.  Please see the discussion under “Tax Consequences—United States Taxation—Information Reporting and Backup Withholding” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on the securities.

UNDERWRITING

Under the terms and subject to the conditions contained in the Distribution Agreement entered into between Royal Bank of Canada and RBC Capital Markets Corporation, as agent (an “Agent” or “RBCCM”), UBS Financial Services Inc. (an “Agent” or “UBS”) and certain other agents that may be party to the Distribution Agreement, as amended or supplemented, from time to time (each an “Agent” and collectively with RBCCM and UBS, the “Agents”), each Agent participating in an offering of securities, acting as principal for its own account, has agreed to purchase, and we have agreed to sell, the principal amount of securities set forth on the cover page of the relevant terms supplement.  Each such Agent proposes initially to offer the securities directly to the public at the public offering price set forth on the cover page of the relevant terms supplement.  RBCCM will allow a concession to other dealers, or we may pay other fees, in the amount set forth on the cover page of the relevant terms supplement.  After the initial offering of the securities, the Agents may vary the offering price and other selling terms from time to time.

We own, directly or indirectly, all of the outstanding equity securities of RBCCM.  The underwriting arrangements for this offering comply with the requirements of NASD Rule 2720 regarding a FINRA member firm’s underwriting of securities of an affiliate.  In accordance with NASD Rule 2720, no underwriter may make sales in this offering to any discretionary account without the prior written approval of the customer.

RBCCM or another Agent may act as principal or agent in connection with offers and sales of the securities in the secondary market.  Secondary market offers and sales will be made at prices related to market prices at the time of such offer or sale; accordingly, the Agents or a dealer may change the public offering price, concession and discount after the offering has been completed.

In order to facilitate the offering of the securities, RBCCM may engage in transactions that stabilize, maintain or otherwise affect the price of the securities.  Specifically, RBCCM may sell more securities than it is obligated to purchase in connection with the offering, creating a naked short position in the securities for its own account.  RBCCM must close out any naked short position by purchasing the securities in the open market.  A naked short position is more likely to be created if RBCCM is concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.  As an additional means of facilitating the offering, RBCCM may bid for, and purchase, securities in the open market to stabilize the price of the securities.  Any of these activities may raise or maintain the market price of the securities above independent market levels or prevent or retard a decline in the market price of the securities.  RBCCM is not required to engage in these activities, and may end any of these activities at any time.

No action has been or will be taken by us, RBCCM or any dealer that would permit a public offering of the securities or possession or distribution of this product prospectus supplement no. UBS STEP-1, any related fund supplement or the accompanying prospectus supplement, prospectus or terms supplement, other than in the United States, where action for that purpose is required.  No offers, sales or deliveries of the securities, or distribution of this product prospectus supplement no. UBS STEP-1, any related fund supplement or the accompanying prospectus supplement, prospectus or terms supplement or any other offering material relating to the securities, may be made in or from any jurisdiction except in circumstances which will result in compliance with any applicable laws and regulations and will not impose any obligations on us, the Agents or any dealer.

Each Agent has represented and agreed, and each dealer through which we may offer the securities has represented and agreed, that it (i) will comply with all applicable laws and regulations in force in each non-U.S. jurisdiction in which it purchases, offers, sells or delivers the securities or possesses or distributes this product prospectus supplement no. UBS STEP-1, any related fund supplement and the accompanying prospectus supplement, prospectus and terms supplement and (ii) will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of the securities under the laws and regulations in force in each non-U.S. jurisdiction to which it is subject or in which it makes purchases, offers or sales of the securities.  We shall not have responsibility for any Agent’s or any dealer’s compliance with the applicable laws and regulations or obtaining any required consent, approval or permission.

Unless otherwise specified in the relevant terms supplement, the Settlement Date for the securities will be the third business day following the Trade Date (which is referred to as a “T+3” settlement cycle).

EMPLOYEE RETIREMENT INCOME SECURITY ACT

The Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA” and the Internal Revenue Code of 1986, as amended, prohibit certain transactions involving the assets of an employee benefit plan and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Internal Revenue Code) with respect to the plan; governmental plans may be subject to similar prohibitions.  Therefore, a plan fiduciary considering purchasing securities should consider whether the purchase or holding of such instruments might constitute a “prohibited transaction”.

Royal Bank of Canada and certain of its affiliates each may be considered a “party in interest” or a “disqualified person” with respect to many employee benefit plans by reason of, for example, Royal Bank of Canada (or its affiliate) providing services to such plans.  Prohibited transactions within the meaning of ERISA or the Internal Revenue Code may arise, for example, if securities are acquired by or with the assets of a pension or other employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Internal Revenue Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Internal Revenue Code), which we call collectively “Plans”, and with respect to which Royal Bank of Canada or any of its affiliates is a “party in interest” or a “disqualified person”, unless those securities are acquired under an exemption for transactions effected on behalf of that Plan by a “qualified professional asset manager” or an “in-house asset manager”, for transactions involving insurance company general accounts, for transactions involving insurance company pooled separate accounts, for transactions involving bank collective investment funds, or under another available exemption.  Section 408(b)(17) provides an additional exemption for the purchase and sale of securities and related lending transactions where neither the issuer of the securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction and the Plan pays no more than “adequate consideration” in connection with the transaction.  The assets of a Plan may include assets held in the general account of an insurance company that are deemed to be “plan assets” under ERISA.  The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the Plan, by purchasing and holding the securities, or exercising any rights related thereto, to represent that (a) such purchase, holding and exercise of the securities will not result in a non-exempt prohibited transaction under ERISA or the Internal Revenue Code (or, with respect to a governmental plan, under any similar applicable law or regulation) and (b) neither Royal Bank of Canada nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the securities, or any exercise related thereto or as a result of any exercise by Royal Bank of Canada or any of its affiliates of any rights in connection with the securities, and no advice provided by Royal Bank of Canada or any of its affiliates has formed a primary basis for any investment decision by or on behalf of such purchaser or holder in connection with the securities and the transactions contemplated with respect to the securities.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan, and propose to invest in the securities, you should consult your legal counsel.